UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to §240.14a-12

National Retail Properties, Inc.

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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee paid previously with preliminary materials.

[_] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NATIONAL RETAIL PROPERTIES, INC.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Tel: 407-265-7348

_________________

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of National Retail Properties, Inc. (the “Company”) on May 16, 2023, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801. Enclosed for your review are the Proxy Card, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. The matters proposed for consideration at the meeting are:

1.
The election of nine directors to serve for a term ending at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
A non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement;

3.
A non-binding advisory vote to approve the frequency of future non-binding advisory votes by stockholders on the compensation of our named executive officers;

4.
The approval of an amendment to the Company's 2017 Performance Incentive Plan; and

5.
The ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2023.

Whether you own a few or many shares of stock of the Company, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. You may also vote either by telephone (1-800-690-6903) or on the Internet (http://www.proxyvote.com). Returning your proxy card, voting by telephone or voting on the Internet will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting. As always, the Company encourages you to vote your shares prior to the Annual Meeting.

Sincerely,

/s/ Stephen A. Horn, Jr. Stephen A. Horn, Jr. President and Chief Executive Officer

NATIONAL RETAIL PROPERTIES, INC.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 16, 2023

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NATIONAL RETAIL PROPERTIES, INC. will be held at 8:30 a.m. local time, on May 16, 2023 , at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, for the following purposes:

1.
The election of nine directors to serve for a term ending at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
A non-binding advisory proposal to approve the compensation of our named executive officers as described in this Proxy Statement;

3.
A non-binding advisory vote to approve the frequency of future non-binding advisory votes by stockholders on the compensation of our named executive officers;

4.
The approval of an amendment to the Company's 2017 Performance Incentive Plan; and

5.
The ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2023.

We will also transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 14, 2023, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

Stockholders are cordially invited to attend the meeting in person. PLEASE VOTE, EVEN IF YOU PLAN TO ATTEND THE MEETING, by completing, signing and returning the enclosed proxy card, by telephone (1-800-690-6903) or on the internet (http://www.proxyvote.com) by following the instructions on your proxy card. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors,

/s/ Christopher P. Tessitore Christopher P. Tessitore Executive Vice President, General Counsel, and Secretary

March 23, 2023

Orlando, Florida

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING TO BE HELD ON May 16, 2023

Our Proxy Statement and our Annual Report to stockholders,

which includes our Annual Report on Form 10-K, are available at

www.nnnreit.com/proxyvote

NATIONAL RETAIL PROPERTIES, INC.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Tel: 407-265-7348

PROXY STATEMENT

General. This Proxy Statement is furnished by the Board of Directors of National Retail Properties, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 16, 2023, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 14, 2023 (the “Record Date”), will be entitled to vote. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about April 3, 2023. The Proxy Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) will also be available on the Internet at www.nnnreit.com/proxyvote.

When we use the words “we,” “us,” “our” or “Company,” we are referring to National Retail Properties, Inc.

Voting/Revocation of Proxy. If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

If you are a registered stockholder, you may vote by telephone (1-800-690-6903), or electronically through the Internet (http://www.proxyvote.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR each of Proposals I, II, IV and V and for every "1 YEAR" on the advisory vote on the frequency of future advisory votes by stockholders on the compensation of our named executive officers in Proposal III, contained herein. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

Vote Required for Approval; Quorum. The nominees for director who receive a majority of the votes cast will be elected. If you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. As of the Record Date, March 14, 2023, 182,086,562 shares of the common stock of the Company (the “Common Stock”) were outstanding, of which 181,350,479 shares entitled the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, our executive officers and directors had the power to vote approximately 0.14% of the outstanding shares of Common Stock. Our executive officers and directors have advised us that they intend to vote their shares of Common Stock FOR each of Proposals

I, II, IV and V and for every "1 YEAR" on the advisory vote on the frequency of future advisory votes by stockholders on the compensation of our named executive officers in Proposal III, contained herein.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting of stockholders shall constitute a quorum.

Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present and entitled to vote with respect to such matter. Broker non-votes with respect to the election of directors will have no effect on the outcome of the vote on that proposal.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Solicitation of Proxies. Solicitation of proxies will be primarily by mail. We will bear the cost of soliciting proxies from our stockholders. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials.

i

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

Based on the recommendation of our Governance and Nominating Committee, the persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified.

In selecting the candidates to nominate for election as directors, the Governance and Nominating Committee’s principal qualification is whether an individual has the ability to act in the best interests of the Company and its stockholders. The Governance and Nominating Committee endeavors to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. Each individual serving on the Board should be willing to devote the time necessary to carry out the responsibilities of a director of the Company. The Governance and Nominating Committee’s assessment of the composition of the Board should include: (a) skills - business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations and public policy matters, (b) character - ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition - diversity and public company experience. The Governance and Nominating Committee measures the Board’s composition by taking into account the entirety of the Board and the criteria listed above rather than having any representational directors.

Our Board views diversity in a broad sense, taking into consideration not only racial, ethnic and gender diversity, but also the mix of qualifications of our directors including tenure, experience levels and types of experience, including both industry and subject matter expertise. When considering board candidates, the Governance and Nominating Committee considers whether an individual would bring a diverse viewpoint to the Board, including with respect to the candidate’s gender, race and ethnicity. The Governance and Nominating Committee has demonstrated its commitment to both diversity and board refreshment by adding five independent new directors to the Board over the past seven years, expanding the diversity of gender, race, and ethnicity of the Board. Recent Board refreshment has deepened the diversity of composition, thought and experience of the Board, adding fresh perspectives, and maintaining the effectiveness of the Board through the retirement of its long-serving members. The Governance and Nominating Committee intends to continue considering the diversity of experience and perspective, including racial, ethnic and gender diversity, that future candidates may bring when nominating individuals to serve on our Board. Our Governance and Nominating Committee identifies potential director candidates through a variety of means, including recommendations from members of the Board and suggestions from Company management. Our Governance and Nominating Committee may also, in its discretion, engage director search firms to identify candidates. During fiscal year 2022, our Governance and Nominating Committee retained the services of a leading director search firm and paid a fee in connection with the director search process.

The biographies below set forth each nominee’s name, age, principal occupation or employment and directorships in other public corporations during at least the last five years, as well as the specific experience, qualifications, attributes and skills each nominee has acquired in such positions. Each of the nominees below have been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE

NOMINEES DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	Background

Pamela K.M. Beall, 66

Ms. Beall has served as a director of the Company since August 2016. In April 2021, Ms. Beall was appointed to the board of directors of Nationwide Mutual Insurance Company, a Fortune 100 financial services company where she serves as a member of the Audit Committee and Sponsor and Customer Committee. She also serves on the board of trustees of the University of Findlay. Ms. Beall retired in 2021 from Marathon Petroleum Corporation (MPC) as Executive Vice President, Chief Financial Officer and as a member of the board of directors of MPLX GP LLC, a subsidiary of MPC, positions which she held from 2016 and 2014, respectively. MPLX GP LLC is the general partner of MPLX LP, a publicly traded master limited partnership, which owns and operates crude oil, refined products and natural gas logistics assets and processing operations.

Ms. Beall began her career with Marathon Oil Company (Marathon) in 1978 as an auditor. She then served as General Manager Treasury Services, at USX Corporation, a leading manufacturer of steel; Vice President and Treasurer at OHM Corporation, a leading environmental services provider and NationsRent, Inc., a construction equipment rental services company, and as a member of the boards of directors of System One Services, Inc. and Boyle Engineering. Ms. Beall rejoined Marathon in 2002, serving in areas of increasing responsibility, including as Director, Corporate Affairs; Organizational Vice President Business Development - Downstream; Vice President of Global Procurement, and Vice President of Products, Supply, & Optimization. She served as MPC’s Vice President, Investor Relations and Government & Public Affairs from 2011 to 2014, when she was named President of MPLX GP. She also served as Executive Vice President, Corporate Planning and Strategy of MPLX GP in 2016. Ms. Beall received a bachelor’s degree in accounting from the University of Findlay and a master’s degree in business administration from Bowling Green State University, is a non- practicing Certified Public Accountant, and she has attended the Oxford Institute for Energy Studies. Other public company directorships she has held include Tesoro Logistics GP, LLC (2018-2109).

Steven D. Cosler, 67

Mr. Cosler has served as a director of the Company since August 2016 and Chairman since May 2021. Mr. Cosler served as the CEO of Priority Healthcare which was acquired by Express Scripts in 2005 and was lead director of Catamaran Corporation, which was acquired by United Healthcare in July 2015. Mr. Cosler currently serves on the boards of Imagine360, Southern Scripts and Eversana, all of which are Water Street Healthcare Partners portfolio companies, and privately held MedShorts. He also serves on the board and is co-founder of Elevate Indianapolis, a non-profit organization.

David M. Fick, 65

Mr. Fick has served as a director of the Company since November 2010. Mr. Fick is an adjunct professor at the Johns Hopkins University Carey Business School where he teaches graduate-level Real Estate Finance, Capital Markets, and REIT Structuring and Analysis. He is President of Nandua Oyster Company, an aquaculture business he founded in 2007. Mr. Fick served as Managing Director at Stifel Nicolaus & Company, a successor to Legg Mason Wood Walker. In that position he headed Real Estate Research and was an analyst covering real estate investment trusts from 1997 to 2010. During this period he was also a member of the Legg Mason Real Estate Capital Investment Committee. Mr. Fick also served as Equity Vice President, Finance with Alex Brown Kleinwort Benson and LaSalle Partners from 1993 to 1995, and as Chief Financial Officer at Mills Corporation and Western Development Corporation from 1991 to 1994. Prior to that, he was a practicing CPA and consultant with a national accounting firm, specializing in the real estate industry. He is also a member of the National Association of Real Estate Investment Trusts (“Nareit”), and the American Institute of Certified Public Accountants, and is a non-practicing Certified Public Accountant. He is also a member of the Johns Hopkins University Carey Business School Real Estate Advisory Board. Mr. Fick is also an active investor in private real estate funds and partnerships.

Edward J. Fritsch, 64

Mr. Fritsch has served as a director of the Company since February 2012. Mr. Fritsch retired in September 2019 as President and Chief Executive Officer of Highwoods Properties, Inc., a publicly traded REIT (NYSE: HIW). Joining Highwoods in 1982, Mr. Fritsch was a partner in the predecessor firm which launched its initial public offering in 1994. In 2004, Mr. Fritsch assumed the role of Chief Executive Officer. Mr. Fritsch is a former member of the Nareit Board of Governors and served as its 2015/2016 national chair. Mr. Fritsch is an active investor in privately-held, commercial, multi-family residential development projects. He is currently a member of the following boards: University of North Carolina at Chapel Hill Foundation, University of North Carolina at Chapel Hill Real Estate Holdings, Dix Park Conservancy and Executive Committee, Cristo Rey Research Triangle High School, North Carolina Chamber of Commerce, Triangle Family Services, and the YMCA of the Triangle.

Elizabeth C. Gulacsy, 49

Ms. Castro Gulacsy was appointed to the Board of Directors of the Company effective August 17, 2022. She is currently providing CFO consulting and advisory services to SeaWorld Entertainment, Inc. (NYSE: SEAS) where she most recently served as their Chief Financial Officer & Treasurer from May 2021 to June 2022 and Interim Chief Financial Officer & Treasurer and Chief Accounting Officer from April 2020 to May 2021. Prior to that time, Ms. Castro Gulacsy served as their Chief Accounting Officer from August 2017 to April 2020, Vice President of Financial Reporting from 2016 to 2017, and Director of Financial Reporting from 2013 to 2016. Prior to joining SeaWorld Entertainment, from 2002 to 2013, Ms. Castro Gulacsy was at Cross Country Healthcare, Inc. (NYSE: CCRN), a publicly traded healthcare staffing company, where she most recently served as their Chief Accounting Officer and Corporate Controller. Prior to that time, Ms. Castro Gulacsy worked for Ernst & Young LLP from 1997 to 2002, where she most recently served as Audit Manager. During her tenure at SeaWorld Entertainment, from 2020 to 2022, Ms. Castro Gulacsy also served on the audit committee for IAAPA, a non-profit global association for the theme park industry, and from 2018 to 2020, served as a board member and Treasurer for the SeaWorld and Busch Gardens Conservation Fund, a non-profit private foundation supporting conservation projects. Ms. Castro Gulacsy is a graduate of the University of Florida with a Bachelor of Science in Accounting and a Masters of Accounting and is a licensed Certified Public Accountant. She is a member of the National Association of Corporate Directors and the Latino Corporate Directors Association.

Kevin B. Habicht, 64

Mr. Habicht has served as a director of the Company since June 2000, as Executive Vice President and Chief Financial Officer of the Company since December 1993 and as Treasurer of the Company since January 1998. Mr. Habicht served as Secretary of the Company from January 1998 to May 2003. Mr. Habicht is a Certified Public Accountant and a Chartered Financial Analyst. Mr. Habicht is currently a member of the Board of Directors for the Boys & Girls Clubs of Central Florida.

Betsy D. Holden, 67

Ms. Holden has served as a director of the Company since February 2019. Ms. Holden serves on the Food Chain Advisory Board and several private portfolio company boards for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products. She served as a Senior Advisor to McKinsey & Company from April 2007 to December 2020, leading strategy, marketing and board effectiveness initiatives for consumer goods, healthcare, and financial services clients. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc. from January 2004 to June 2005, Co-Chief Executive Officer, Kraft Foods, Inc. 2001-2003, Chief Executive Officer of Kraft Foods North America from May 2000 to December 2003. Ms. Holden currently serves as a Director of Dentsply Sirona and Western Union. She has served on nine public boards over the last 20 years, including Diageo Plc (2009 - 2018), Time, Inc. (2014 - 2018), and Catamaran Corporation (2012 - 2015). Ms. Holden was selected as a 2015 NACD Directorship 100 honoree and was inducted into the Chicago Business Hall of Fame in 2016. Ms. Holden graduated Phi Beta Kappa with a Bachelor of Arts from Duke University and serves on the Executive Committee of Duke University's Board of Trustees. She received a Masters of Management in Marketing and Finance from Northwestern University's Kellogg School of Management and serves on the Global Advisory Board.

Stephen A. Horn, Jr, 51

In connection with the announcement on January 19, 2022, Mr. Horn was promoted to Chief Executive Officer and President of the Company effective, April 29, 2022. In addition, Mr. Horn joined the Board of Directors effective February 17, 2022. Previously, Mr. Horn served as Executive Vice President and Chief Operating Officer of the Company since August 2020, and as Executive Vice President and Chief Acquisition Officer of the Company from January 2014 to August 2020. He also previously served as Senior Vice President of Acquisitions for the Company from June 2008 to December 2013, and as Vice President of Acquisitions of the Company from 2003 to 2008. Prior to 2003, Mr. Horn worked in the mergers and acquisitions group at A.G. Edwards & Sons in St. Louis, MO. He is a member of

Innovating Commerce Serving Communities ("ICSC") and Nareit. Mr. Horn serves on the Board of Trustees of Windermere Preparatory School.
Kamau O. Witherspoon, 49

Mr. Witherspoon has served as a Director of the Company since January 2022. He recently joined Shipt as their Chief Executive Officer effective March 1, 2022. Prior to that, Mr. Witherspoon was a Senior Vice President of Operations at Target Corporation from 2018 to 2022, Senior Vice President of Operational Performance & Readiness at UnitedHealth Group from 2017 to 2018, and was a Chief Restaurant Excellence Officer, KFC US, with Yum! Brands, Inc. from 2015 to 2016. Prior to that, Mr. Witherspoon was at Target Corporation as a Senior Director of Store Operations from 2013 to 2015, as a Director of Risk Management, Finance from 2011 to 2013, as a Regional Director of Property Management from 2008 to 2011, and as a Corporate Real Estate Manager of Target Properties from 2007 to 2008. Earlier in his career, Mr. Witherspoon was a General Manager at Hines and served as a Surface Warfare Officer in the U.S. Navy. Mr. Witherspoon is a graduate of Morehouse College and received his MBA from Old Dominion University in Accounting.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend.

Board Composition

Qualifications and Experience. The Governance and Nominating Committee believes that a complementary balance of knowledge, experience and capability will best serve the Company and its stockholders. The table below summarizes certain of the types of experience, qualifications, attributes and skills of each director nominee that the Board believes to be desirable because of their particular relevance to the Company’s business and structure.

Bio/Experience/Expertise	Pamela K. M. Beall	Steven D. Cosler	David M. Fick	Edward J. Fritsch	Elizabeth C. Gulacsy	Betsy D. Holden	Kamau O. Witherspoon	Kevin B. Habicht	Stephen A. Horn
Independent	✓	✓	✓	✓	✓	✓	✓		
Age	66	67	65	63	49	67	49	64	51
Years of Service (since mm/yy)	6	6	12	10	1	3	1	22	1
Corporate Leadership (CEO)		✓		✓		✓	✓		✓
REIT & Commercial Real Estate Investment			✓	✓				✓	✓
Banking & Capital Markets	✓	✓	✓	✓	✓	✓		✓	✓
Consumer Retail						✓	✓		
Audit/Financial Expert	✓	✓	✓			✓	✓	✓	
Gender Diversity	Female	Male	Male	Male	Female	Female	Male	Male	Male
Racial/ Ethnic Diversity	White	White	White	White	Hispanic	White	Person of Color	White	White

Racial, Ethnic and Gender Diversity, Tenure and Age. In addition to maintaining Board diversity in experience, qualifications, attributes and skills, The Governance and Nominating Committee is committed to ensuring Board diversity including racial, ethnic and gender diversity. To ensure the Board has an appropriate balance of institutional knowledge and fresh perspectives, our Governance and Nominating Committee considers, among other factors, length of tenure and age when reviewing nominees. We have onboarded five new independent directors in the past seven years, increasing the racial, ethnic and gender diversity of the Board as well as breadth of experience, while also providing Board refreshment.

2022 Performance and Business Highlights

Our business strategy delivers consistent, sustainable growth in support of long-term value creation while maintaining a conservative balance sheet. In fiscal year 2022, we continued to grow operationally and deliver value to stockholders as highlighted below.

Dividend Growth			Net Earnings and Core FFO Per Share
▪	Increased 2.9 % to $2.16 per share	▪	Increased net earnings per share 25.2% to $1.89 per share
▪	33rd consecutive year of annual dividend increases (1 of only 3 REITs to accomplish this)	▪	Increased Core FFO per share 9.8% to $3.14 per share (1)
	Acquisition Volume	Total Shareholder Return
▪	$847.7 million	▪	Outperformed 90% of Equity REITs in 2022
▪	Initial annual yield 6.4%	▪	15-yr Annual TSR 10.2% Growth

(1) For calculations of Core FFO per share, see page 5 of our Annual Supplemental Financial Information furnished as Exhibit 99.2 to the SEC on February 9, 2023 which also includes a GAAP reconciliation of this non-GAAP measure.

Corporate Governance

General. We are currently managed by a nine-member Board of Directors that consists of Mses. Beall, Gulacsy and Holden and Messrs. Cosler, Fick, Fritsch, Habicht, Horn, and Witherspoon, with Mr. Cosler as Chairperson of the Board from May 1, 2021 to present. Mr. Witherspoon joined the Board as an independent director effective January 1, 2022. Ms. Gulacsy joined the Board as an independent director effective August 17, 2022.

Julian E. Whitehurst, retired from the Board and as Chief Executive Officer and President of the Company effective as of April 28, 2022 in connection with his previously announced retirement and the Company’s long-term executive succession planning.

Effective as of April 29, 2022, Stephen A. Horn, Jr. assumed the positions of Chief Executive Officer and President of the Company and, pursuant to the recommendation of the Governance and Nominating Committee, the Board appointed Mr. Horn as a member of the Board effective February 17, 2022.

The Board of Directors has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available on our website at http://www.nnnreit.com.

Highlights of our corporate governance include:

● Annual evaluation and assessment of the Board, all Board committees, and the chairperson	● Anti-Corruption Policy
● Code of Business Conduct	● Clawback Policy
● Independent standing Board committees	● Pledging Limitation Policy
● Seven of our nine directors are independent	● Bylaws permit stockholders to call special meeting
● Independent Chairperson of the Board with defined role	● Annual advisory vote on executive compensation
● A majority voting standard for uncontested elections of directors	● Procedures for stockholders to communicate directly with the Board
● Average Board tenure of 7 years (representing the nominees for election)	● Stock ownership guidelines for executive officers and directors
● Annual evaluation of the CEO by independent directors	● Periodic review of Committee charters and corporate governance guidelines
● Proxy access to make it easier for stockholders to nominate director candidates	● Regular meetings of our independent directors without management present
● Board oversight of our human capital through our Human Capital Policy	● 57% of independent directors are female, racially diverse or ethnically diverse
● Annual Enterprise Risk Management Evaluation by the Company performed in conjunction with the Company's internal auditors to proactively identify and manage enterprise risk	● Cybersecurity and information security training sessions of all Company associates multiple times per year
● Audit Committee oversight of all cyber risks and data privacy risks at every quarterly meeting	● Board conducts regular executive sessions of independent directors
● Policies prohibiting hedging, short selling and pledging of our common stock for all employees and directors	● Anonymous reporting is available directly to our Audit Committee through the Company's whistleblower hotline

● The Compensation Committee annually
      reviews our Company wide compensation policies and
      practices for our associates, including incentive
      compensation, to ensure those policies and plans are
      consistent with the Company's culture and do not
      promote excessive risk taking inconsistent with the
      Company's risk management philosophy

● Board has direct oversight over all Environmental, Social and Governance ("ESG") matters and initiatives through the Governance and Nominating Committee at every quarterly meeting
● Independent external consultant is used to help ensure the executive compensation program and pay practices align with strategic priorities and sound corporate governance

Independence and Composition. Our corporate governance guidelines and the rules and regulations of the New York Stock Exchange, which we refer to as the NYSE listing standards, each requires that a majority of the Board of Directors are “independent” directors, as that term is defined in the NYSE listing standards.

Leadership Structure. The Board of Directors has determined that Mses. Beall, Holden, Gulacsy and Messrs. Cosler, Fick, Fritsch and Witherspoon representing a majority of the Board of Directors, qualify as independent directors (the “Independent Directors”) as that term is defined in the NYSE listing standards. The Board of Directors made its determination based on information furnished by all directors regarding their relationships with us and our affiliates and research conducted by management. In addition, the Board of Directors consulted with our external legal counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Our Board of Directors is directed by a non-executive Chairperson of the Board. The Board of Directors believes that having its own leadership separate from our Chief Executive Officer provides the Board of Directors with an effective way to ensure that they are fully informed and have the opportunity to fully debate all important issues in order to fulfill their oversight responsibilities and hold management accountable for the performance of the Company. This also allows our Chief Executive Officer to focus his time on running our day-to-day business. Mr. Cosler has served as Chairperson of the Board since his election on May 1, 2021. In his role as Chairperson of the Board, Mr. Cosler presides over all meetings of the stockholders and directors, and reviews and approves Board meeting schedules, agendas, and information provided to the Board. In addition, Mr. Cosler presides as Chairperson when the Board meets in executive session and serves as the interface between the Board and the Chief Executive Officer in communicating matters discussed during the executive session.

Stockholder Engagement. We make ourselves available to stockholders and other capital providers. During 2022, the Company engaged and interacted with a significant number of our stockholders on a regular basis which allows management to stay abreast of various issues that are important to the investment community. Topics discussed include: business strategy, 2021 and 2022 performance, Board governance practices, and ESG. As appropriate, the Company discusses these stockholder conversations with the Board of Directors and/or it’s committees.

Risk Oversight. Our management is responsible for managing the day-to-day risks associated with our business. The Board of Directors, however, is elected to provide effective oversight of our affairs for the benefit of our stockholders, and among its primary responsibilities, in accordance with our corporate governance guidelines, is overseeing management in the competent and ethical operation of the Company, reviewing and approving our business plans and corporate strategies, and adopting and evaluating policies of corporate and ethical conduct and governance. Implicit in these duties is risk oversight, the primary responsibility of which has been delegated to the Board’s Audit Committee. Among the significant risks that we oversee are operational risk; legal and regulatory compliance risk, financial risk, such as credit risks, interest rate risk, market risk, and liquidity risk; and privacy and data security risk. The Audit Committee reviews with management annually, or more frequently as the Audit Committee deems necessary, our significant risks or exposures and discusses guidelines and policies to govern this process and assesses steps that management has taken to minimize such risks to the Company.

While the primary responsibility has been delegated to the Audit Committee, the Governance and Nominating Committee and the Compensation Committee consider risks within their area of responsibility. Further, each director may consult with management at any time and is encouraged to discuss with management any questions such director may have.

With respect to risks related to compensation matters, our management, together with the Compensation Committee, reviewed our compensation policies and practices for our associates in order to determine whether they are reasonably likely to have a material adverse effect on the Company. We believe that our compensation policies and practices do not promote unreasonable risk-taking behavior and are not reasonably likely to have a material adverse effect based on the following factors:

•
the Compensation Committee consists solely of independent non-employee directors, and the Compensation Committee has engaged an independent, external compensation consultant to assist with creating and reviewing the executive compensation program;

•
the Compensation Committee maintains the right, in its sole discretion, to modify the compensation policies and practices at any time;

•
the Compensation Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, the Compensation Committee believes that restricted stock provides a better incentive and alignment of interest than stock options;

•
restricted stock awards are intended to provide our named executive officers with a significant interest in the long-term performance of our stock;

•
restricted stock awards vest over a multi-year period to enhance retention and are subject to forfeiture upon certain employment termination events;

•
certain performance-contingent restricted stock awards are tied to our three-year total shareholder return ("TSR") relative to a broad REIT peer group (70% weighting in 2022) to further focus our executive officers on long-term stockholder value creation;

•
bonus awards to our executive officers are reduced if balance sheet leverage exceeds levels previously approved by the Compensation Committee;

•
we have adopted a stock ownership policy for our executive officers and members of our Board which requires all directors and executive officers to own meaningful levels of Company stock;

•
we have adopted an insider trading policy which prohibits, among other things, trading of Company securities on a short-term basis, buying puts or calls on Company securities, short sales of Company securities, and certain other activities. We have adopted an anti-hedging policy that prohibits all employees, non-employee directors and executive officers from engaging in short sales of our securities, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds, and forward sale contracts) involving our securities;

•
we have adopted a pledging limitation policy for our directors and executive officers which restricts directors and executive officers from pledging shares of the Company and holding of shares of the Company in margin accounts (no directors or executive officers have pledged any shares);

•
we have adopted a clawback policy for our executive officers which allows the Board to recover certain incentive compensation if the Company has a material restatement of financial results, as a result of such restatement the incentive compensation would not have been earned, and the executive officer engaged in fraud or other intentional misconduct;

•
none of our employees are paid commission compensation;

•
bonus and incentive awards to our employees eligible for bonus awards are capped; and

•
we base executive compensation on several critical success factors over multiple time frames.

Given these factors, we believe we have mitigated potential short-term excessive risk-taking and aligned compensation with increasing long-term stockholder value.

Meetings and Attendance. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All of the eligible directors were in attendance for all Board of Directors meetings in 2022 and for the 2022 annual meeting of the Company’s stockholders. Non-management members of the Board of Directors met in an executive session four times in the fiscal year ended December 31, 2022. These sessions were presided over by Mr. Cosler in his capacity as Chairperson.

Interested Party Communications. The Board of Directors has adopted a process whereby stockholders and other interested parties can send communications to our directors. Anyone wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, attention: Secretary of the Company. All correspondence will be reviewed by the Secretary of the Company and forwarded directly to the addressee so long as, in the Secretary’s discretion, such correspondence is reasonably related to protecting or promoting legitimate interests of interested parties or the reliability of the financial markets.

Corporate Responsibility and Environmental, Social and Governance Matters (ESG)

We are focused on achieving success for our stockholders, providing a world class working environment for our associates, enriching our community and preserving environmental resources. We operate our business in accordance with the highest ethical standards and strive to have the best-in-class corporate governance standards. Holding ourselves to such standards is critical to the long-term success of our stockholders, associates, and community.

In 2022 we created a Sustainability Team which reports directly to the Executive Vice President, General Counsel and Secretary, with direct oversight by the Governance and Nominating Committee of the Board of Directors. The Sustainability Team is comprised of a group of associates from a broad spectrum of seniority level and departments of the Company, including but not limited to human resources, legal, asset management, lease administration, accounting, underwriting and acquisitions. The team has both internal and external projects, including, but not limited to engaging with our tenants on environmental data collection and property level sustainability.

Human Capital Development. As of January 31, 2023 the Company employed 77 associates. Our success is dependent upon the dedication and hard work of our talented associates. Our associates are true experts in their fields. We encourage continued professional and personal development of all associates by providing hundreds of hours of in-person and online training opportunities that touch all aspects of our business. We also have associate mentoring and training programs and formalized talent development programs at all levels of the Company. The success of our commitment to our associates is shown in the long tenure of our associates. Our executive team, our department heads, and our senior managers average over 21 years of experience with the Company. In addition, 47% of our associates have been with the Company for 10 years or longer. The institutional knowledge and long tenure of our associates is a true competitive advantage of the Company. In addition, the Company's gender make-up is comprised of 58% female associates and 42% male associates. We have adopted a Human Capital Policy which is available on our website at http://www.nnnreit.com.

Total Rewards, Benefits & Work-Life Balance. The Company also focuses on additional benefits for our associates in an effort to make sure our associates are not only well compensated but also engaged, developed and satisfied with their work-life balance. There are six key elements to our total rewards system: Compensation, Benefits, Wellness, Work-Life Balance, Professional Development and Recognition. Our programs include but are not limited to a 401(k) plan with a company match, flexible work schedules, college saving plans, educational assistance program, adoption benefits, flexible spending and health saving accounts, health and wellness events, and access to a state-of-the-art online wellness platform. We have been the recipient of numerous wellness awards, including the prestigious Cigna Well-Being Award. We actively monitor employee engagement and we conducted several anonymous associate engagement surveys in 2020, 2021 and 2022. We have taken a variety of actions and made a variety of initiatives based on the results of such surveys, including but not limited to, an expanded remote work policy, expanded associate recognition programs and other health and wellness programs. We intend to conduct additional anonymous associate engagement surveys in 2023.

Community Service and Partnerships. We care about the communities in which we live and work. We stand behind our commitment to improving education, strengthening neighborhoods, and encouraging volunteer service. We actively promote volunteering by our associates. We organize and sponsor specific volunteer days throughout the year at various charities, including Ronald McDonald House of Central Florida and Give Kids the World. Associates are encouraged to volunteer on work days during work hours for these events. In addition to our donation of time, we also are a meaningful financial investor in numerous charities in the Central Florida community, including the Boys & Girls Clubs of Central Florida and Elevate Orlando (a teacher mentor program for high risk urban youth that help young women and men graduate high school with a plan for the future).

Environmental Practices and Impact. As an owner of a large number of properties throughout the United States it is important to the Company to be a good corporate citizen and a good steward of the environment. We demonstrate our commitment to be a good stewardship of the environment in a variety of ways both at our headquarters and at our properties across the country. Many of our tenants have programs that address environmental stewardship of the properties they occupy and control.

Our Headquarters. Our headquarters building is EPA’s ENERGY STAR® certified by meeting the strict energy performance standards set by the Environmental Protection Agency ("EPA"). As stated by the EPA, on average, ENERGY STAR certified buildings use 35% less energy and generate 35% fewer greenhouse gas emissions than typical buildings. In order to receive this designation, the following components must be met:

•
Utilization of energy efficient LED lighting.
•
Use of environmentally friendly cleaning products. The products must meet the Green Seal certification standards.
•
Variable frequency drives and more energy efficient motors are purchased and installed in all cooling tower units.
•
Mandatory shut down of all lighting and HVAC systems daily.
•
The building utilizes a bulb crusher for all lamps which contains a dust removal system that exceeds HEPA standards by removing 99.99% of particles for the building fluorescents.
•
To minimize generation of waste and release of pollutants, the building requires all paint to be low VOC.
•
Storm water retention is managed through water runoff from roofs and paved areas and are routed to various underground drainage basins. All water runoff is naturally filtered and returned to the aquifer.
•
Green-friendly native and drought-tolerant plants are used in landscaping to minimize watering needs.

Furthermore, we encourage a culture of environmental preservation and efficient usage of environmental resources throughout the company by supporting the following green initiatives:

•
Associates are provided with a pre-tax payroll deduction for the use of the commuter rail system to limit the number of automobile trips and reduce our carbon footprint.

•
Single-stream recycling is implemented at our headquarters.
•
We purchase ENERGY STAR certified desktop and laptop computers, monitors and printers.
•
We use ENERGY STAR power management settings on our computers and monitors.
•
We recycle old computer equipment, printers and any other electronic items.
•
We dispose all ink cartridges utilizing the manufacturer’s recycling program.
•
Our document destruction provider recycles all shredded materials (resulting in annual savings of roughly 200 trees a year).
•
All associates are encouraged to use reusable personal containers and we have installed water machines to limit the use of plastic cups and bottles.

We have located our headquarters where our associates can reduce their carbon footprint by using the following green transportation programs: (i) electric charging stations and designated parking spaces for hybrid vehicles, (ii) bicycle storage lockers as well as bike racks, (iii) electric commuter bike and scooter rental stations, and (iv) free commuter bus for travel throughout downtown Orlando.

Our Portfolio of Properties. The properties in our portfolio are generally leased to our tenants under long-term triple net leases with typical lease terms of 30 to 40 years including base and option terms which gives our tenants exclusive control over and the ability to institute energy conservation and environmental management programs at our properties. Our tenants are overwhelmingly large companies with sophisticated conservation and sustainability programs. These programs conserve environmental resources and limit the impact of the use of our properties on the environment, including, but not limited to, implementing green building and lighting standards, emissions reduction programs and recycling programs. Our leases typically require the tenants to fully comply with all environmental laws, rules and regulations, including any remediation requirements. Our risk management associates actively monitor any environmental conditions on our properties to make sure that the tenants are meeting their obligations to remediate or remedy any open environmental matters. On all properties that we acquire we obtain an environmental assessment from a licensed environmental consultant to understand any environmental risks and liabilities associated with a property and to ensure that the tenant will address any environmental issues on our properties. Furthermore, we have in place a portfolio environmental insurance policy that covers substantially all of properties for certain environmental risks.

When possible under our triple-net leases, we engage with our tenants to promote good environmental practices on our properties, including discussions regarding the following: (i) environmental sustainability and recycling requirements, (ii) energy efficiency requirements, including ENERGY STAR requirements, and EPA Water Sense program requirements, (iii) environmental conservation and green building requirements, in accordance with industry best practices, and (iv) energy usage reporting requirements. Furthermore, our form leases contain "green lease clauses" which require the tenants to report energy usage and emissions and we actively negotiate with tenants on all new acquisitions for their acceptance of these green lease clauses.

Climate Preparedness. We regularly monitor the status of impending natural disasters and the impact of such disasters on our properties. In the substantial majority of leases our tenants are required to carry full replacement cost coverage on all improvements located on our properties. For those properties located in a nationally designated flood zone, we typically require our tenants to carry flood insurance pursuant to the federal flood insurance program. For those properties located in an area of high earthquake risk, we typically require our tenants to carry earthquake insurance above what is typically covered in an extended coverage policy. In addition, we also carry a contingent extended coverage policy on all our properties which also provides coverage for certain casualty events, including fire and windstorm. In cases where our tenants do not provide coverage, or if a property is vacant, NNN carries the necessary direct insurance coverage.

Some of the highlights of the Company's ongoing commitment to being a good and ethical corporate citizen include the following actions taken by the Company:

ESG Highlights
● Adopted Proxy Access Bylaws expanding our proxy access to our stockholders.
● Adopted Vendor Code of Conduct ensuring our vendors comply with ethical rules and commitments.
● Adopted remote work policy providing flexibility to associates based on feedback from our Associate Engagement Survey.
● Adopted Human Rights Policy to acknowledge our obligation to promote human rights in our relationships with our associates, vendors and tenants.
● Adopted Human Capital Policy furthering our commitment to our associates and the ethical treatment of others which is embedded in everything we do.
● Revised Governance and Nominating Committee Charter to make the committee explicitly responsible for overseeing ESG matters at each quarterly meeting of the committee.
● Elected five new independent directors in the past seven years significantly expending Board diversity in tenure, gender, race and ethnicity.
● Purchased carbon offsets to account for our estimated scope 1 and 2 emissions from our corporate headquarter and estimated scope 2 emissions from our vacant properties for 2022.

● Donated over $1 million over the past 16 years to Elevate Orlando and Boys & Girls Clubs of Central Florida,
     local charities supporting urban youth in underserved communities pursuant to long standing relationships between the Company and said charities to further manifest our commitment to the community in which we and our associates live and work.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•
has sole power and authority concerning the engagement and fees of independent registered public accounting firms;

•
reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•
pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;

•
reviews the independence of the independent registered public accounting firm;

•
reviews the adequacy and effectiveness of our internal control over financial reporting;

•
oversees and reviews at every quarterly meeting cybersecurity, information technology, and privacy and data security and cyber risks, including internal control over all such risks such as cyber security training, cyber security testing and monitoring; and

•
reviews accounting, auditing and financial reporting matters with our independent registered public accounting firm and management.

Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder (the “Exchange Act”), and the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Audit Committee are “independent,” as that term is defined in the NYSE listing standards and as required by the Exchange Act, and meet all audit committee composition requirements of the Exchange Act and the NYSE listing standards, and that each of Mses. Beall, Gulacsy and Holden and Mr. Fick qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.

Meetings. The Audit Committee met eight times in the fiscal year ended December 31, 2022. The current Audit Committee consists of Mses. Beall, Gulacsy and Holden and Messrs. Fick and Witherspoon, with Mr. Fick serving as Chairperson.

Governance and Nominating Committee

General. The Board of Directors has established a Governance and Nominating Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com. As provided in the Governance and Nominating Committee charter, the Governance and Nominating Committee:

•
identifies and recommends to the Board of Directors individuals to stand for election and re-election to the Board of Directors at our annual meeting of stockholders and to fill vacancies that may arise from time to time;

•
develops and makes recommendations to the Board of Directors for the creation and ongoing review and revision of a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and directors;

•
reviews and discusses all ESG matters of the Company at every quarterly meeting including diversity, equity and inclusion matters; and

•
makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

Selection of Director Nominees. Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board of Directors who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The process undertaken by the Governance and Nominating Committee is described under the section of this proxy statement entitled "PROPOSAL 1 - ELECTION OF DIRECTORS - Nominees".

The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

Independence and Composition. The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Governance and Nominating Committee are “independent” as that term is defined in the NYSE listing standards.

Meetings. The Governance and Nominating Committee met four times in the fiscal year ended December 31, 2022. The current Governance and Nominating Committee consists of Ms. Beall and Messrs. Fritsch and Witherspoon, with Mr. Fritsch serving as Chairperson.

Compensation Committee

General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available on our website at http://www.nnnreit.com.

Processes and Procedures for Executive and Director Compensation Determinations

•
Role of Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors with respect to approving and evaluating compensation plans, policies and programs for our executive officers and directors and approving all awards to any executive officer, director or associate under our equity incentive plans. The Compensation Committee also serves as the administrator of our 2017 Performance Incentive Plan.
•
Role of Management in Compensation Determinations. The Compensation Committee considers the recommendations of our Chief Executive Officer when determining the base salary and incentive performance compensation levels of the other executive officers. Similarly, the Compensation Committee also considers the recommendations of our Chief Executive Officer when setting specific Company and individual incentive performance targets. In addition, officers may be invited to attend committee meetings. Management generally does not have a role in the setting of non-employee director compensation.
•
Role of Compensation Consultants. The Compensation Committee has the authority, in its sole discretion, to engage compensation consultants as needed or desired to assist the Compensation Committee in researching and evaluating executive officer and non-employee director compensation programs. Since 2012, the Compensation Committee has retained Pearl Meyer & Partners, an independent compensation consulting firm (“Pearl Meyer”), to assist the Compensation Committee in reviewing and evaluating the Company’s executive and non-employee director compensation programs. The use of independent third-party consultants provides additional assurance that our executive compensation programs are reasonable, consistent with Company objectives, and competitive with executive compensation for companies in our peer group. Pearl Meyer reports directly to the Compensation Committee, provides no other services to the Company, and regularly participates in committee meetings. The Compensation Committee assessed the independence of Pearl Meyer pursuant to the applicable SEC rules and concluded no conflict of interest exists that would prevent Pearl Meyer from serving as an independent advisor to the Compensation Committee.
•
Delegation of Authority by the Committee. The Compensation Committee may delegate its authority to make and administer awards under our equity incentive plans to another committee of the Board of Directors or, except for awards to individuals subject to Section 16 of the Exchange Act, to one or more of our officers. On an annual basis, the Compensation Committee typically authorizes a limited number of shares of restricted stock to be awarded by our Chief Executive Officer to such of our non-executive associates as he determines, in consultation with our other executive officers.

Our executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”

Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. The Board of Directors, upon the unanimous recommendation of the Governance and

Nominating Committee, has determined that all current members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards.

Meetings. The Compensation Committee met four times in the fiscal year ended December 31, 2022. The current Compensation Committee consists of Ms. Holden and Messrs. Fritsch and Fick, with Ms. Holden serving as Chairperson.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was previously an officer or employee of the Company, and no executive officer of the Company serves on the board of directors of any company at which any member of the Compensation Committee is employed.

Director Compensation

The Compensation Committee periodically reviews the non-employee director compensation program, with the assistance of its independent consultant, to ensure it remains sufficiently competitive to attract and retain high caliber and experienced Board members. In doing so, consideration is given to director pay practices and values for comparable organizations, including the same industry peer group used in the review of executive compensation for named executive officers. The following table summarizes the non-employee director compensation program in effect during fiscal year 2022:

Pay Component	Value
Board Member Retainer	$212,500 (up to $80,000 payable in cash)
Board Chair Premium Retainer	$100,000
Committee Service Retainers:
Audit	Chair: $25,000; Other Members: $10,000
Compensation	Chair: $22,500; Other Members: $8,000
Governance & Nominating	Chair: $20,000, Other Members: $8,000

Retainer values for board and committee service, and the Board Chair premium retainer value have been in effect since July 1, 2021. Non-employee directors may elect to receive up to $80,000 of their annual board compensation in the form of cash, with the remainder paid in shares of the Company’s common stock. All retainers are paid on a quarterly basis. Committee retainers may be paid in cash or stock at the election of the non-employee director.

The following table shows the compensation paid to our non-employee directors during fiscal year 2022:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
(a)	(b)	(c)	(d)
Pamela K. M. Beall	$98,000	$132,500	$230,500
Steven D. Cosler	$90,000	$222,500	$312,500
Don DeFosset (3)	$28,000	$86,250	$114,250
David M. Fick(2)	$113,000	$132,500	$245,500
Edward J. Fritsch	$109,000	$132,500	$241,500
Elizabeth C. Gulacsy (2)	--	$111,250	$111,250
Betsy D. Holden(2)	--	$245,000	$245,000
Kamau O. Witherspoon (2)	$49,000	$181,500	$230,500

(1)
The awards shown in column (c) represent stock awards as a result of an annual election to receive stock in lieu of cash made to directors of the Company. The amounts represent the grant date fair value with respect to the fiscal year in accordance with FASB ASC Topic 718.
(2)
The stock awards earned by Ms. Holden ($245,000), Ms. Gulacsy ($111,250), Mr. Fick ($132,500), and Mr. Witherspoon ($181,500) are deferred into shares of our common stock under our Deferred Fee Plan, which is described in greater detail below.
(3)
Mr. DeFosset retired from the Board effective May 12, 2022.

Pursuant to our corporate governance guidelines, each of our non-employee directors is required to own Common Stock equivalent to three times the annual total board compensation (including both the cash and equity components) within five years of becoming a board member. The Compensation Committee reviews progress toward meeting these ownership requirements annually, and each of the nominees that have served on the Board of Directors for the requisite number of years exceeds the ownership requirements.

A Deferred Fee Plan was established by the Company for the benefit of its directors and their beneficiaries. A director may elect to defer all or part of his or her director’s fees to be earned in any calendar year by filing a deferred fee agreement with the Company no later than December 15 of the previous year. A director has the option to have deferred fees paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. If the director elects to have the deferred fees paid in stock, the number of shares allocated to the director’s stock account is determined based on the market value of the Common Stock on the trading day preceding the date the deferred director’s fees were earned. A director is entitled to receive the vested portion of the amounts credited to his or her deferred fee account at the time specified in such director’s fee agreement.

The following table sets forth fees deferred into shares of Common Stock, as well as dividends earned on the deferred shares by directors under the Deferred Fee Plan.

	Number of Shares Credited to Deferred Fee Account
Name	2022	Total
Steven D. Cosler	1,457	31,149
Don DeFosset (1)	813	34,809
David M. Fick	5,132	47,871
Elizabeth C. Gulacsy	2,494	2,494
Betsy D. Holden	6,045	14,822
Kamau O. Witherspoon	4,159	4,159
Total	20,100	135,304

(1) Mr. DeFosset retired from the Board effective May 12, 2022.

Code of Business Conduct, Insider Trading Policy, and Anti-Corruption Policy

Our directors, as well as our officers and employees, are also governed by our Code of Business Conduct, an Insider Trading Policy, and Anti-Corruption Policy, all of which are available on our website at http://www.nnnreit.com. Amendments to, or waivers from, a provision of the Code of Business Conduct that applies to our directors, executive officers or employees will be posted to our website within four business days following the date of such amendment or waiver.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that the Company incorporated it by specific reference.

Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at http://www.nnnreit.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee.

Review and Discussions with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s consolidated financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC.

AUDIT COMMITTEE

David M. Fick, Chairperson

Pamela K. M. Beall

Elizabeth C. Gulacsy

Betsy D. Holden

Kamau O. Witherspoon

Executive Officers

Our executive officers for fiscal year 2022 are listed below.

Name	Position
Stephen A Horn, Jr.	President and Chief Executive Officer
Julian E. Whitehurst	Former President and Chief Executive Officer
Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Michelle L. Miller	Executive Vice President and Chief Accounting Officer
Christopher P. Tessitore	Executive Vice President, General Counsel and Secretary

The backgrounds for Ms. Miller and Messrs. Tessitore and Whitehurst are set forth below. The backgrounds of Messrs. Habicht and Horn are described above at “PROPOSAL I - ELECTION OF DIRECTORS - Nominees.”

Michelle L. Miller, age 54, has served as Executive Vice President and Chief Accounting Officer since March 2016. She joined National Retail Properties in 1999 and currently leads the accounting department as well as oversees financial reporting, forecasting, lease administration and information technology. Prior to 1999, Ms. Miller worked as a Senior Manager with KPMG and focused primarily on real estate and financial institutions. She is a CPA and received her B.S. in Accounting and Finance from Florida State University in 1991. Ms. Miller is a member of the American Institute of CPAs, the Florida Institute of CPAs, Nareit and ICSC.

Christopher P. Tessitore, age 55, has served as Executive Vice President of the Company since January 2007, as General Counsel since February 2006 and as Secretary since May 2006. He also previously served as Senior Vice President and Assistant General Counsel of the Company from 2005 to 2006. Prior to March 2005, Mr. Tessitore was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., where he specialized in real estate acquisition, development and finance, as well as general business law. He is a member of ICSC, Nareit, and the Association of Corporate Counsel.

Julian E. Whitehurst, age 65, served as a director of the Company from February 2017, as CEO of the Company from April 2017, and as President of the Company from May 2006 until he retired on April 28, 2022. He also previously served as Chief Operating Officer of the Company from June 2004 to April 2017, as Executive Vice President of the Company from February 2003 to May 2006, as Secretary of the Company from May 2003 to May 2006, and as General Counsel from 2003 to 2006. Prior to February 2003, Mr. Whitehurst was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We design our executive compensation program to attract and retain talented and experienced executive officers and to reinforce key business objectives in support of long-term value creation. Our Compensation Committee (for purposes of this discussion, the "Committee") seeks to provide compensation that is not only competitive relative to our peer group, but also structured so as to align our executives’ short-term and long-term interests with the interests of our stockholders. Accordingly, the Committee seeks to incentivize our executive officers and emphasize pay-for-performance by basing a significant portion of compensation on achievement of critical success factors. The primary elements of our total compensation program for our named executive officers ("NEOs") include base salary, annual cash incentives and long-term equity-based incentives. We have designed a compensation program that makes a substantial percentage of executive pay variable, subject to increase and decrease based on actual versus planned corporate performance and TSRs relative to our peers. In addition, executive officers are subject to market competitive stock ownership guidelines which further aligns executive interests with stockholders.

Executive Compensation Program. In 2022, the Committee approved an executive compensation program for our NEOs consisting primarily of base salaries, annual incentive award opportunities and long-term incentive award opportunities. Annual incentives were tied to (i) the achievement of certain increased core funds from operations ("Core FFO") per share goals, excluding any impairments and executive retirement costs, (75% weighting), and (ii) a subjective assessment of contributions toward corporate strategic objectives and achievement of individual performance goals (25% weighting), which include certain ESG goals. Annual incentives are subject to downward adjustment if our debt leverage ratio exceeds a cap established by the Board. For 2022, the Committee approved long-term incentive compensation through grants of the following: (i) service-based restricted stock vesting ratably over four years (30% weighting), and (ii) performance-based restricted stock awards (or "performance shares"), the vesting of which is tied to the three-year relative TSR of the Company compared to a broad group of REIT companies as of December 31, 2024 (70% weighting).

CEO and President Transition. In connection with his promotion to Chief Executive Officer and President, the Company replaced Mr. Horn’s employment agreement dated January 2, 2014 with an employment letter (the “Employment Letter”) and the Executive Severance and Change of Control Plan (the “Executive Severance Plan”). The Employment Letter and Mr. Horn’s participation in the Executive Severance Plan became effective as of April 29, 2022. Under the Employment Letter, Mr. Horn’s salary was increased to $750,000 upon assuming the role of President and CEO. He continues to be eligible to participate in the annual and long-term incentive plans under the Company’s executive compensation program, with target award opportunities determined by the Committee. Mr. Horn received a one-time promotion grant of 10,000 service-based restricted shares upon assuming the role of President and CEO, with 60% of shares vesting after a 3-year period and the remaining 40% vesting after a 5-year period. In addition, Mr. Horn is a participant under the Executive Severance Plan with a “termination payment multiple” of two and a half times the sum of base salary plus three-year average actual bonus and a “change of control termination payment multiple” (as such terms are defined in the Executive Severance Plan) of three times the base salary plus three-year average actual bonus for certain qualifying termination of employment scenarios. For a detailed discussion of the Executive Severance Plan, see "Potential Payments Upon Termination of Change of Control".

Restricted Stock. Restricted stock grants are intended to provide our NEOs with a significant interest in the long-term performance of our stock. The Committee has elected to use awards of restricted stock instead of other equity awards, such as stock options, because, as a REIT, which pays a large portion of its annual earnings to stockholders in the form of dividends, we believe that restricted stock provides a better incentive and alignment of interest than stock options. The Committee has determined that our desired compensation objectives are better achieved by awarding a combination of performance-based and service-based restricted stock as opposed to granting stock options. The Company did not issue any stock options to its executive officers in 2022, and there are no outstanding stock options. Consistent with our pay for performance philosophy, 70% of the target long-term incentive award opportunity for our NEOs in 2022 was provided in the form of performance-contingent restricted stock grants.

2022 Business Results. The following are some of the highlights of our business results in 2022:

•
Generated Core FFO (excluding impairments and executive retirement costs) of $3.14 per share and Adjusted FFO (which is Core FFO adjusted for certain non-cash items) of $3.21 per share representing year over year growth of 9.8% and 4.9%, respectively;

•
Dividends increased 2.9% to $2.16 per share marking the 33rd consecutive year of annual dividend increases;

•
Invested $847.7 million in 223 properties at a projected 6.4% initial cash yield on assets;

•
Sold 33 properties for $65.2 million, producing $17.4 million of gains on sale; and

•
Balance sheet leverage, debt maturity profile and portfolio property occupancy remained at industry leading levels.

The common stock of NNN is currently traded on the NYSE under the symbol "NNN." Set forth below is a line graph comparing the cumulative total stockholder return on NNN's common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the FTSE National Association of Real Estate Investment Trusts Equity Index ("FNER") and the S&P 500 Index ("S&P 500") for the five year period commencing December 31, 2017 and ending December 31, 2022. The graph assumes an investment of $100 on December 31, 2017.

Comparison to Five-Year Cumulative Total Return

Indexed Total Return
As of December 31, 2022
Index Value
220
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120
100
80
60
Dec-17
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Dec-22
Period Ending
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FNER
NNN

The common stock of NNN is currently traded on the NYSE under the symbol "NNN." Set forth below is a line graph comparing the cumulative total stockholder return on NNN's common stock, based on the market price of the common stock and assuming reinvestment of dividends, with FNER and the S&P 500 for the fifteen year period commencing December 31, 2007 and ending December 31, 2022. The graph assumes an investment of $100 on December 31, 2007.

Comparison to Fifteen-Year Cumulative Total Return

Indexed Total Return
As of December 31, 2022
Index Value
500
450
400
350
300
250
200
150
100
50
Dec-07
Dec-08
Dec-09
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Dec-11
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Dec-15
Dec-16
Dec-17
Dec-18
Dec-19
Dec-20
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Dec-22
Period Ending
S&P 500
FNER
NNN

2022 Compensation Highlights. The following are some of the highlights related to the 2022 compensation of our named executive officers:

•
The Committee approved base salary increases averaging 7.2% and ranging from 3.5% to 16.5%, (excluding the promotion adjustment for Mr. Horn) to bring NEOs' base salaries more in line with peer group 50th percentile (or "median") base salaries;
•
The Committee approved annual cash incentive award opportunities for NEOs, varying by position, with target award opportunities ranging from 75.0% to 150.0% of base salary with any earned awards, subject to downward adjustment if our leverage (ratio of total liabilities to gross book assets) exceeded 50.0%;
•
The Committee approved target long-term incentive award opportunities for NEOs ranging from 100.0% to 400.0% of each executive’s base salary. NEO grants were made using a target value mix of (i) performance shares tied to our three-year relative TSR vs. a broad group of REIT comparators through December 31, 2024 (70% weighting), and (ii) service-based restricted stock (30% weighting);
•
Based on our Core FFO per share of $3.14 (excluding any impairments and executive retirement costs), which exceeded the maximum-level performance hurdle established for fiscal year 2022, the Committee approved payment of annual cash incentive compensation for 2022 at 200% of total target award opportunities for each of our NEOs;

•
Based on our TSR for the 3-year period ending December 31, 2022 which ranked at the 62.4th percentile vs comparator companies in the NAREIT All Equity REIT Index, the Committee approved performance shares awards for the 2020-2022 grant cycle at 149.6% of target with shares vesting January 1, 2023;
•
Based on our Core FFO compound annual growth for the 3-year period ending December 31, 2022 of 4.4%, which was between target and maximum performance hurdles, the Committee approved awards for the 2020-2022 performance share grant cycle tied to absolute Core FFO growth at 166.67% of target, with shares vesting January 1, 2023;
•
The Committee engaged Pearl Meyer as an independent third-party compensation consultant in order to assist in the development and evaluation of the executive compensation program. Pearl Meyer was not engaged for any non-compensation related services; and
•
The Committee concluded that our compensation policies and practices do not promote unreasonable risk-taking behavior and are not reasonably likely to have a material adverse effect on the Company.

The Company believes these actions demonstrate the Committee’s commitment to aligning executive pay with performance, stockholder interests and long-term value creation.

2022 Say-on-Pay Voting Results

In 2022, we submitted our executive compensation program to an advisory vote of our stockholders (also known as “Say-on-Pay”). Approximately 93.7% of voting stockholders at the 2022 annual meeting approved our executive compensation program. The Committee considered such strong stockholder support as an endorsement of the Company’s executive compensation program and policies and the Committee intends to continue the pay-for-performance program that is currently in place in 2023. The Committee values the opinions of our stockholders and will continue to consider those opinions when making future executive compensation decisions.

Objectives of Compensation Program

We believe our success is largely attributable to the talent and dedication of our employees (whom we refer to as associates) and to the management and leadership efforts of our executive officers. Our goal is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, and align their long-term interests with the interests of our stockholders.

What Our Compensation Program is Designed to Reward and Other Policies

We believe that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value. Our Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior executive officers and that compensation provided to our executive officers is appropriately aligned with performance and key strategic objectives and remains competitive relative to the compensation paid to similarly situated executives of our peer companies. In making compensation decisions, the Committee considers the compensation practices and financial performance of REIT and other industry participants and from time to time receives assessments and advice regarding compensation practices from third party compensation consultants. In evaluating performance, the Committee considers quantitative and qualitative improvement in factors such as FFO per share based metrics, capital structure, absolute and relative stockholder returns, individual performance, and contribution to corporate goals and objectives. Additionally, the Committee takes into account our general performance, the executive officer’s past performance, the executive officer’s anticipated performance and contribution to our achievement of our long-term goals, and the position, level and scope of the executive officer’s responsibilities.

We believe that our compensation program for executive officers, which includes the use of performance-based and service-based restricted stock awards, results in a significant alignment of interest between these individuals and our stockholders. Under our corporate governance guidelines, within five years of becoming a Covered Person, as defined by the Committee, executive officers are required to own our Common Stock (including time-based restricted stock but not counting unvested performance shares) equal to a minimum of five times the annual base salary for the CEO and three times their annual base salary for all other Covered Persons. The Committee reviews progress toward meeting these guidelines annually and each Covered Person exceeds the stock ownership guidelines. In addition, equity grants to NEOs do not include tax gross-up provisions, and the Committee does not intend to provide tax gross-ups on any future restricted stock grants to executive officers. Additionally, we have adopted a clawback policy for our executive officers which allows the Board to recover certain incentive compensation if the Company has a material restatement of financial results, as a result of such restatement the incentive compensation would not have been earned, and the executive officer engaged in fraud or other intentional misconduct. Finally, we have adopted an anti-hedging policy that prohibits all employees, non-employee directors and executive officers from engaging in short sales of our securities, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds, and forward sale contracts) involving our securities.

Accounting and Tax Considerations

We have selected compensation elements that help us achieve the objectives of our compensation program and not because of preferential financial accounting or tax treatment. However, when awarding compensation, the Committee is mindful of the accounting impact of the compensation expense of each compensation element. In addition, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year. The Committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

Benchmarking

The Committee, with the assistance of Pearl Meyer, periodically reviews senior executive pay levels and practices disclosed by other comparable REITs to ensure that compensation opportunities provided to our NEOs remain competitive. For 2022, the Committee, determined that our Peer Group included Brixmor Property Group, Inc., Camden Property Trust, EPR Properties, Federal Realty Investment Trust, Kimco Realty Corporation, Kite Realty Group Trust, Medical Properties Trust, Inc., Omega Healthcare Investors, Realty Income Corporation, Regency Centers Corporation, Spirit Realty Capital, STORE Capital Corporation, Tanger Factory Outlet Centers, and W. P. Carey, Inc. (collectively, the “Peer Group”).

Data Source: S&P Capital IQ

(1) As of most recently disclosed 4 quarters ($mm).

(2) As of most recently disclosed fiscal quarter ($mm).

(3) Market Cap, Enterprise Value and TSR current as of 12/31/2022.

The Peer Group for the 2022 market pay analysis consisted of 14 publicly-traded REITs, most of which have investment-grade credit ratings, operating across a variety of property sectors, with a primary focus on the retail sector, recognizing that the Company competes with REITs across all property sectors for capital and executive talent. Relative to the Peer Group, the Company’s net operating income and equity market capitalization as of December 31, 2022 were between the 50th and 75th percentile. In determining 2022 pay opportunities for executive officers, the Committee considered the compensation of our NEOs as compared to the compensation of NEOs of companies in our Peer Group. Pearl Meyer provided the Committee with a detailed analysis of the compensation of our executive officers as compared to the executive officers of companies in our Peer Group, with the overall objective of providing target total pay opportunities comparable to those provided by industry peers, and actual pay that is directionally aligned with performance relative to peers. As of December 31, 2022, our total return to stockholders was above the 75th percentile over one year and between the 25th and 50th percentiles over the three-year and five-year periods.

We believe that our compensation, benchmarked against our Peer Group, provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value creation, and encourages executive recruitment and retention. The Committee compared base salary and total compensation for our executive officers against the Peer Group, generally focusing on targeting aggregate total pay opportunities at or near 50th percentile market values. Compared with the Peer Group, 2022 target total direct compensation (sum of base salary plus target annual cash incentive plus target long-term incentives) was within a competitive range (defined as +/- 15%) of the Peer Group 50th percentile values for each of our current NEOs, other than Mr. Horn (who was well below the competitive range due to his recent promotion to the CEO role) and Ms. Miller (who first became an NEO in 2021 and continues to assume additional responsibilities) and was equal to 78% of the 50th percentile in the aggregate.

2022 Executive Compensation Components and How They Relate to Our Objectives

For the fiscal year ended December 31, 2022, base salary, annual cash incentives, cash bonus, and long-term equity-based incentives were the principal components of compensation for the NEOs. Executives also receive certain benefits and other perquisites. We believe that these compensation components provide an appropriate mix of fixed and variable pay, balance short-term operational performance with long-term stockholder value, and encourage executive recruitment and retention. The target aggregate total direct compensation mix for our current NEOs was 20% base salary, 25% short term incentive (STI or bonus) and 55% long-term incentive (LTI) compensation which is comparable with the Peer Group 50th percentile target compensation mix.

The differences in the target amounts and mix of compensation awarded to the NEOs are primarily a result of comparing each executive's compensation against corresponding market values for industry peers and giving consideration to differences in position and responsibilities among the Company’s NEOs. The responsibilities for each named executive officer during the fiscal year 2022 were as follows: (i) Mr. Whitehurst, our President and Chief Executive Officer through April 28, 2022, was responsible for developing, defining, implementing and executing the Company’s corporate strategy, policies, mission, philosophy, goals and objectives; (ii) Mr. Horn, our Executive Vice President and Chief Operating Officer through April 28, 2022, was responsible for leading our acquisition and disposition departments, and in addition, upon promotion to President and CEO, Mr. Horn was responsible for developing, defining, implementing, and executing the Company's corporate strategy, policies, mission, philosophy, goals and objectives; (iii) Mr. Habicht, our Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, was responsible for overseeing all capital, forecasting reporting, tax, and corporate communication matters of the Company and assisting the corporate secretary with his duties; (iv) Mr. Tessitore, our General Counsel and Secretary, was responsible for overseeing all legal matters for the Company, human resources, ESG initiatives and various risk management functions; and (v) Ms. Miller, our Executive Vice President and Chief Accounting Officer was responsible for overseeing SEC and financial reporting, lease compliance, information technology and payroll. Our Committee believes that the different levels of compensation provided to the NEOs are commensurate to the responsibilities of each executive.

Base Salary

The Committee sets and adjusts the base salaries of our NEOs based on the qualifications, experience, scope of responsibilities and past performance of each executive, the practices of and salaries awarded by our Peer Group, and other factors deemed appropriate by the Committee. The Committee approved 2022 base salary increases for our

NEOs ranging from 3.5% to 16.5% (or 7.2% average excluding the promotion adjustment for Mr. Horn), with Mr. Horn receiving an additional 25% increase upon his promotion to the role of President and Chief Executive Officer effective April 29, 2022. After these increases, 2022 base salaries for NEOs ranged from 81% to 106% of market median levels (92% of median levels in the aggregate).

Annual Incentive Compensation

Cash Incentive Bonus. We believe that a significant portion of the compensation of the NEOs should be provided in the form of incentive compensation. For 2022, the Committee approved annual cash incentive bonus opportunities based upon per share profitability tempered with potential reductions in bonus amounts if balance sheet leverage rose above 50% (75% weighting) and subjective assessment of each NEO's contributions toward corporate objectives, as well as of individual performance (25% weighting). Profitability was based on Core FFO per share, excluding impairments and executive retirement costs, ranging from $2.92 per share for "threshold" performance to $3.00 per share for "target" level performance to $3.08 per share for "maximum" performance, Each NEO's bonus opportunity for threshold, target and maximum performance is set forth in the table below. Straight-line interpolation is used to determine awards for results in between performance levels. The following tables represent the 2022 annual cash incentive bonus opportunities and actual earned awards expressed as a percentage of base salary.

	Core FFO per Share (75%)
Position	Threshold	Target	Maximum	2022 Actual
Former President & Chief Executive Officer (1)	56.250%	112.50%	225.00%	75.00%
President & Chief Executive Officer	56.250%	112.50%	225.00%	225.00%
EVP, CFO, Asst. Secretary, & Treasurer	43.125%	86.25%	172.50%	172.50%
EVP, General Counsel, & Secretary	41.250%	82.50%	165.00%	165.00%
EVP & Chief Accounting Officer	28.125%	56.25%	112.50%	112.50%

	Individual Performance (25%)
Position	Threshold	Target	Maximum	2022 Actual
Former President & Chief Executive Officer (1)	18.750%	37.50%	75.00%	12.50%
President & Chief Executive Officer	18.750%	37.50%	75.00%	75.00%
EVP, CFO, Asst. Secretary, & Treasurer	14.375%	28.75%	57.50%	57.50%
EVP, General Counsel, & Secretary	13.750%	27.50%	55.00%	55.00%
EVP & Chief Accounting Officer	9.375%	18.75%	37.50%	37.50%

	Total Annual Cash Incentive Bonus Opportunity
Position	Threshold	Target	Maximum	2022 Actual
Former President & Chief Executive Officer (1)	75.0%	150.0%	300.0%	87.5%
President & Chief Executive Officer	75.0%	150.0%	300.0%	300.0%
EVP, CFO, Asst. Secretary, & Treasurer	57.5%	115.0%	230.0%	230.0%
EVP, General Counsel, & Secretary	55.0%	110.0%	220.0%	220.0%
EVP & Chief Accounting Officer	37.5%	75.0%	150.0%	150.0%

(1) Mr. Whitehurst's bonus potential and actual payout were prorated for his retirement date of April 28, 2022.

Based on our actual 2022 Core FFO per share results of $3.14 per share (excluding any impairments and executive retirement costs) which was above the maximum performance hurdle, the Committee approved annual cash incentive bonus awards for NEOs equal to 200.0% of target, with payouts for this component ranging from 75.0% to 225.0% of base salary. For the strategic / individual performance component, our NEOs were evaluated based on their contributions towards a series of shared corporate strategic objectives as well as individual performance goals related to their respective functions. Award determinations were based on subjective assessments by the Committee (along with input from the President & Chief Executive Officer for his direct reports) of performance relative to pre-established corporate and individual objectives. Corporate strategic objectives for 2022 were as follows:

•
Core FFO (excluding any impairments and executive retirement costs) of at least $2.97 per share;
•
Acquisitions of $650 million at prudent risk-adjusted yields;
•
General & Administrative ("G&A") expense (assuming target incentive compensation, excluding acquisition transaction expenses and executive retirement costs) at or below $44.0 million;
•
Leverage ratio (total liabilities divided by gross book assets) below 50%; and
•
5-year TSR in top half of all equity REITs.

Each of these strategic objectives were met or exceeded in 2022. Our Core FFO was $3.14 per share (excluding any impairments and executive retirement costs), acquisitions totaled $847.7 million, G&A expense was $39.2 million based on target incentive compensation and excluding executive retirement costs of $7.5 million, and our leverage ratio was 40.4%. Our 5-year annualized TSR as of December 31, 2022 of 6.1% was above the 50th percentile annualized return of 1.4% for companies included in the NAREIT ALL Equity REIT Index over the past three years.

Our NEOs also generally met or exceeded individual performance objectives tied to their respective functions. Mr. Whitehurst finalized all details for a successful CEO transition to Mr. Horn. Mr. Horn led our efforts to acquire 223 properties at an initial cash yield of 6.4%. In addition he led dispositions and leasing efforts, including the sale of 33 properties generating net proceeds of $65.2 million. He also transitioned to the role of President and CEO effective April 29, 2022 handling board relations and setting a strategic plan for the Company. Mr. Habicht successfully raised $247.1 million of common equity, positioned the balance sheet to navigate challenging capital markets and assisted in the CEO transition. Mr. Tessitore led the legal team, which manages a wide variety of matters for the Company, including property acquisitions and dispositions. Mr. Tessitore advised the Board of Directors on a wide variety of risk management and corporate governance issues. He also managed the human resources team, oversaw various DEI initiatives and projects, including but not limited to our gender pay equity project. Mr. Tessitore leads our Sustainability Team which is responsible for all environmental and sustainability initiatives and projects at the Company, as well as all ESG reporting. Mr. Tessitore also led an ESG consulting project in 2022 which focused on managing environmental matters at the Company's headquarters and on portfolio properties. Ms. Miller led the accounting (including SEC reporting, budget and forecasting and payroll), technology and lease compliance teams, developing internal staff and managing relationships with external and internal auditors. Ms. Miller led the initiative to develop internal reporting at the property level incorporating technology and asset management. She also worked closely on the ESG consulting project and monitored the potential impact of any future reporting requirements. In addition, Ms. Miller led communication with the Audit Committee on quarterly 10-Q filings, the annual 10-K, and Audit Committee meetings. Based on these accomplishments, the Committee approved awards for the strategic/individual objectives component ranging from 12.5% to 75.0% of base salary, and total combined payouts for our NEOs ranged from 87.5% to 300.0% of base salary. The Committee determined that these payments were consistent with the strong performance of the executive management team. All cash incentive awards, except for the cash incentive award for Mr. Whitehurst, are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below. Mr. Whitehurst's pro-rated annual cash incentive award is included within the "All Other Compensation" column of the Summary Compensation Table.

Long-Term Incentive Compensation

For 2022, the Committee approved long-term incentive compensation opportunities for executive officers, provided through an 70%/30% weighted target value mix of performance-based restricted stock and service-based restricted stock. Total target award opportunities for NEOs ranged from 100.0% to 400.0% of base salary, varying by position, as set forth in the table below. Mr. Whitehurst's pro-rated annual cash incentive award is included within the " All Other Compensation" column of the Summary Compensation Table below.

	2022 Target Long-Term Incentive Award Opportunity (as % of Base Salary)
Position	TSR Performance-Based Restricted Shares (70%)	Service-Based Restricted Shares (30%)	Total Target Award
Former President & Chief Executive Officer (1)	280.0%	-	280.0%
President & Chief Executive Officer	280.0%	120.0%	400.0%
EVP, CFO, Asst. Secretary, & Treasurer	161.0%	69.0%	230.0%
EVP, General Counsel, & Secretary	140.0%	60.0%	200.0%
EVP & Chief Accounting Officer	70.0%	30.0%	100.0%

(1) Mr. Whitehurst was not awarded any service-based restricted shares due to his retirement on April 28, 2022.

Service-based restricted stock vests annually over a four-year period to enhance retention and promote long-term equity ownership. Performance-based restricted stock vests, if at all, at the end of three years on January 1, 2025. Vesting for TSR performance-based restricted stock is tied to our TSR relative to other companies in the NAREIT All Equity REIT Index for the three-year period ending December 31, 2024. The Committee chose this comparator group to allow for performance assessments within our applicable industry group, recognizing that we compete for investor capital with REITs across various property sectors. TSR includes stock price appreciation plus dividends over the three-year period, with calculations for the Company and comparators based on ten-day average closing stock prices leading up to the start and end of the measurement period. Performance levels and corresponding award funding levels for 2022 performance-based restricted stock grants are summarized in the following table.

	3-Year Relative TSR and Positioning	% of Target Award Funded
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	25%
Target	50th Percentile	100%
Maximum	75th Percentile or Above	200%

For performance-based restricted share grants, 25% of the corresponding target award opportunity is earned for threshold performance, 100% for target performance, and 200% for maximum performance. No performance-based shares are earned for results below the threshold level. Straight-line interpolation is used to determine awards for results in between performance levels.

The number of shares of service-based restricted stock and performance-based restricted stock granted was based on the average closing share price of our Common Stock for ten days prior to the grant date ($43.129 per share). Accordingly, the Committee approved grants of service-based restricted stock and target grants of performance-based restricted stock to Messrs. Whitehurst (0 service-based and 58,105 performance-based shares), Horn (9,599 service-based and 22,398 performance-based shares), Habicht (9,919 service-based and 23,145 performance-based shares), Tessitore (6,469 service-based and 15,094 performance-based shares), and Ms. Miller (2,017 service-based and 4,707 performance-based shares) as shown in the Grants of Plan-Based Awards table.

In connection with the promotion of Mr. Horn to President and CEO effective April 29, 2022, the Company awarded Mr. Horn additional service-based restricted stock and performance-based restricted stock based on the incremental increase in base salary using the average closing share price of our Common Stock for ten days prior to the grant date ($46.737 per share). Accordingly, the Committee approved grants of 9,115 service-based restricted stock and 21,268 target grants for performance-based shares.

Upon Mr. Horn's promotion to President and CEO the Committee also awarded Mr. Horn a one-time promotion grant of 10,000 service-based restricted shares with 60% of the shares cliff-vesting after 3-years and 40% of the shares cliff-vesting after 5-years.

Executive officers are entitled to receive dividends on unvested shares of service-based restricted stock. Dividends payable on performance-based restricted stock will accumulate and be payable to the executive officers only if and to the extent the shares vest. No tax gross-ups shall be paid to the executive officers on any service-based restricted stock nor on any performance-based restricted stock.

In 2020, the executive officers were granted a performance-based restricted stock award as part of the 2020 executive compensation plan. Vesting for this award was tied to TSR relative to all Equity REITs in the NAREIT Index for the three-year period ending December 31, 2022. The Company’s TSR during this period was at the 62.4th percentile compared to all Equity REITs in the NAREIT Index. As a result, executive officers earned approximately 149.6% of the target number of shares granted. These shares are included in the Outstanding Equity Awards at Fiscal Year End table because they did not vest until January 1, 2023.

In 2020, the executive officers were also granted performance based restricted stock with vesting tied to Core FFO per share for the three-year period ending December 31, 2022. The Company's compound annual growth in Core FFO per share (excluding impairments and executive retirement costs) for the three-year period ending December 31, 2022 of 4.4% which was between target and maximum performance hurdles of 3.0% and 5.1%, respectively. As a result, executive officers earned 166.67% of the target number of shares granted. These shares are included in the Outstanding Equity Awards at Fiscal Year End table because they did not vest until January 1, 2023.

Benefits and Other Perquisites

We provide benefits to our executive officers under the National Retail Properties, Inc. Retirement Plan. We do not sponsor a defined benefit pension plan for our executive officers or any other associates. Our NEOs are eligible to receive, on the same basis as other associates, employer matching contributions under the plan. This allows our executive officers to save for retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers.

Our NEOs are also eligible to participate in the other employee benefit and welfare plans that the Company maintains on similar terms as other associates who meet applicable eligibility criteria.

We do not consider perquisites to be a principal component of our executive officers’ compensation. Costs attributed to the perquisites and other personal benefits afforded to the named executive officers for the fiscal year ended December 31, 2022, are shown in the “Other Compensation” column of the Summary Compensation Table ("SCT") below.

We believe that our executive officer benefit and perquisite programs provided are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that the Company incorporated it by specific reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, both filed with the SEC.

COMPENSATION COMMITTEE

Betsy D. Holden, Chairperson

Edward J. Fritsch

David M. Fick

Executive Compensation Tables

The following table shows total compensation paid or earned by the NEOs for the fiscal years ended December 31, 2022, 2021, and 2020.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)	Non- Equity Incentive Plan Compensation	Bonus	All Other Compensation(2)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Julian E. Whitehurst	2022	$298,333	$3,413,088	-	-	$1,299,572	$5,010,993
Former President and Chief	2021	$865,000	$4,306,835	$2,595,000	-	$18,751	$7,785,586
Executive Officer	2020	$850,000	$3,704,914	-	$1,020,000	$19,252	$5,594,166

Stephen A. Horn, Jr.	2022	$700,000	$3,958,062	$2,100,000	-	$18,637	$6,776,699
President and Chief	2021	$515,000	$1,474,411	$1,184,500	-	$15,283	$3,189,194
Executive Officer	2020	$435,000	$1,310,439	-	$382,800	$15,591	$2,143,830

Kevin B Habicht	2022	$620,000	$1,779,478	$1,426,000	-	$20,116	$3,845,594
Executive Vice President, Chief Financial Officer,	2021	$585,000	$1,674,783	$1,345,500	-	$17,516	$3,622,799
Asst. Secretary and Treasurer	2020	$575,000	$1,470,345	-	$529,000	$18,016	$2,592,361

Christopher P. Tessitore	2022	$465,000	$1,160,548	$1,023,000	-	$18,089	$2,666,637
Executive Vice President,	2021	$447,500	$1,114,041	$984,500	-	$15,489	$2,561,530
General Counsel and Secretary	2020	$440,000	$971,700	-	$387,200	$15,989	$1,814,889

Michelle L. Miller	2022	$290,000	$361,889	$435,000	-	$33,612	$1,120,501
Executive Vice President and Chief Accounting Officer (3)	2021	$265,000	$296,865	$397,500	-	$34,801	$994,166

(1)
The amounts in column (d) represent the grant date fair value of the restricted stock awards with respect to the fiscal year in accordance with FASB ASC Topic 718 assuming "maximum" performance is achieved. Further information regarding the valuation of stock awards and any assumptions made can be found in Note 10 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. (See discussion under Compensation and Discussion Analysis - Long-Term Incentive Compensation.)
(2)
The amounts in column (g) represent:
•
the Company’s contribution to the Company’s 401(k) plan on behalf of each of the NEOs in an amount of $16,800 in 2022, $14,200 in 2021, and $14,700 in 2020;
•
group term life insurance and executive life insurance premiums paid by the Company with respect to life insurance for the benefit of the NEOs during 2022, 2021, and 2020, of $2,162, $4,551, and $4,552, respectively, for Mr. Whitehurst, $1,837, $1,083, and $891, respectively, for Mr. Horn, $3,316, $3,316, and $3,316, respectively, for Mr. Habicht, $ 1,289, $1,289, and $2,164, respectively, for Mr. Tessitore, and $949 and $550, respectively, for 2022 and 2021 for Ms. Miller; and
•
reimbursement payments for taxes incurred in connection with the vesting of restricted stock awards vested during 2022 and 2021 for Ms. Miller of $15,863 and $20,051, respectively. No tax reimbursements have been provided for vesting of restricted stock granted to executive officers since 2009, with the exception of Ms. Miller who received tax reimbursements for grants received through 2018 while serving in a non-executive role.

In connection with his retirement from employment with the Company on April 28, 2022, Mr. Whitehurst received the following payments and benefits in 2022:

•
annual performance bonus based on actual performance prorated for 2022 in the amount of $783,125;
•
accelerated vesting of his service-based restricted stock awards, granted prior to April 28, 2022, with a value in the amount of $2,505,951, which is equal to the fair value of stock awarded at retirement date, April 28, 2022, and this amount is not included in column (g), and performance-based restricted stock granted prior to April 28, 2022, and will continue to vest at the agreed vesting schedule;
•
health benefit payment of $17,485 payable in 12-monthly installments; and
•
monthly consulting payment of $60,000 for 8 months totaling $480,000.

(3) Ms. Miller became a NEO in 2021.

The following table sets forth certain information with respect to grants of plan-based awards to the NEOs of the Company during or for the fiscal year ended December 31, 2022.

Grants of Plan-Based Awards

Name	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum
(a)	(b)		(c)	(d)	(e)	(f)	(g)
Julian E. Whitehurst	2/15/2022	(2)	14,526	58,105	116,210	-	$3,413,088

Stephen A. Horn,	2/15/2022	(1)	-	-	-	9,599	$406,422
Jr.	2/15/2022	(2)	5,599	22,398	44,796	-	$1,315,659
	4/29/2022	(1)	-	-	-	9,115	$417,467
	4/29/2022	(2)	5,317	21,268	42,536	-	$1,360,514
	4/29/2022	(3)	-	-	-	10,000	$458,000

Kevin B. Habicht	2/15/2022	(1)	-	-	-	9,919	$419,970
	2/15/2022	(2)	5,786	23,145	46,289	-	$1,359,508

Christopher P.	2/15/2022	(1)	-	-	-	6,469	$273,897
Tessitore	2/15/2022	(2)	3,774	15,094	30,189	-	$866,651

Michelle L. Miller	2/15/2022	(1)	-	-	-	2,017	$85,400
	2/15/2022	(2)	1,177	4,707	9,414	-	$276,489

(1)
The amounts shown in column (f) reflect the service-based restricted stock issued under our 2017 Performance Incentive Plan in 2022. These shares are only subject to time-based vesting and vest 25% per year over a four-year period.
(2)
The amounts shown in columns (c), (d) and (e) reflect the performance-based stock grants issued under the Executive Compensation program. The potential stock award is based on our TSR performance relative to other REITs for the three-year period ending December 31, 2024. This performance-based stock award amount is determined in accordance with FASB ASC Topic 718, using a Monte Carlo simulation model.
(3)
This represents a one-time promotion grant for Mr. Horn. These shares are only subject to time-based vesting and cliff-vest at 60% after year 3, and 40% after year 5.

The following table sets forth certain information with respect to equity awards outstanding as of December 31, 2022, for each of the NEOs. All shares are valued based on the Company’s closing stock price of $45.76 per share on December 31, 2022.

Outstanding Equity Awards at Fiscal Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
(a)	(b)		(c)		(d)		(e)
Julian E. Whitehurst	69,411	(1)	$3,176,247	(1)	117,813	(6)	$5,391,123
					116,210	(7)	$5,317,770
Stephen A. Horn, Jr.	65,335	(2)	$2,989,730	(2)	40,332	(6)	$1,845,592
					87,332	(7)	$3,996,312
Kevin B. Habicht	48,158	(3)	$2,203,710	(3)	45,814	(6)	$2,096,449
					46,289	(7)	$2,118,185
Christopher P. Tessitore	31,773	(4)	$1,453,932	(4)	30,475	(6)	$1,394,536
					30,189	(7)	$1,381,449
Michelle L. Miller	9,374	(5)	$428,954	(5)	8,121	(6)	$371,617
					9,414	(7)	$430,785

(1)
The service-based restricted shares vest as follows: 69,411 in 2023.
(2)
The service-based restricted shares vest as follows: 36,248 in 2023, 7,571 in 2024, 12,839 in 2025, 4,677 in 2026 and 4,000 in 2027.
(3)
The service-based restricted shares vest as follows: 34,693 in 2023, 6,053 in 2024, 4,933 in 2025, 2,479 in 2026.
(4)
The service-based restricted shares vest as follows: 22,919 in 2023, 3,988 in 2024, 3,249, in 2025 and 1,617 in 2026.
(5)
The service-based restricted shares vest as follows: 6,797 in 2023, 1,134 in 2024, 939 in 2025 and 504 in 2026.
(6)
The amounts shown in columns (d) and (e) reflect the “maximum” long-term performance-based stock issued on February 16, 2021. The amount of the performance-based stock that will vest is based on the Company’s TSR performance relative to other REITs for the three-year period ending December 31, 2023. For a detailed discussion of the long-term incentive compensation, see “Compensation Discussion and Analysis - Long-Term Incentive Compensation.”
(7)
The amounts shown in columns (d) and (e) reflect the "maximum" long-term performance-based stock issued on February 15, 2022. The amount of the performance-based stock that will vest is based on the Company's TSR performance relative to other REITs for the three-year period ending December 31, 2024. For a detailed discussion of the long-term incentive compensation, see "Compensation Discussion & Analysis - Long Term Incentive Compensation."

The following table sets forth certain information with respect to restricted and performance-based stock that vested during the fiscal year ended December 31, 2022.

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(d)	(e)
Julian E. Whitehurst	80,875	$3,740,869
Stephen A. Horn, Jr.	23,587	$1,134,577
Kevin B. Habicht	34,520	$1,660,576
Christopher P. Tessitore	21,916	$1,054,252
Michelle L. Miller	10,277	$510,228

The following table provides information regarding the Company's equity compensation plans as of December 31, 2022.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2) (a)	Weighted average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	-	-	346,420

Equity compensation plans not approved by securities holders	-	-	-

Total	-	-	346,420

(1)
Consists entirely of common shares authorized for issuance under the 2017 Performance Incentive Plan.
(2)
Excludes 135,304 phantom shares credited under the Deferred Fee Plan for Directors. No exercise price is required to be paid upon the vesting of restricted shares.

Potential Payments Upon Termination or Change of Control

For purposes of the discussion that follows, Messrs. Habicht, Tessitore and Horn and Ms. Miller are collectively referred to herein as the “Executives” and each, an “Executive.”

Employment Agreements

Effective December 1, 2008, the Company entered into new employment agreements with Messrs. Habicht and Tessitore, each as amended effective November 8, 2010, in order to comply with Section 409A of the Code. The Company entered into an employment agreement with Ms. Miller on February 15, 2018. Each employment agreement is subject to automatic successive two-year renewals unless one party provides written notice to the other party of non-renewal 60 days prior to the expiration date of the agreement. The initial expiration date for each employment agreement was as follows: (a) August 17, 2011, for Mr. Habicht; (b) January 2, 2011, for Mr. Tessitore; and (c) January 2, 2019 for Ms. Miller. Each agreement contains provisions that provide for certain payments or benefits to the Executive upon the occurrence of certain events, including death or disability, termination by the Company for “cause” or by the Executive without “good reason,” termination by the Company without “cause” or by the Executive with “good reason,” and termination upon expiration of the employment agreement. In the event the Executive is unable to perform his or her job duties due to death or disability, each agreement provides for payment of his accrued salary, a prorated performance bonus and, for a period of one year following termination of the agreement due to death, health benefits under the Company’s health plans and programs to the Executive’s dependents. In the event the Executive is terminated by the Company for “cause” or the Executive terminates his or her employment agreement without “good reason,” the Executive is entitled to his accrued salary and benefits prior to the date of termination.

Each agreement and the executive compensation program also contain severance provisions that call for payment to the Executive of the following amounts in the event that he or she is terminated without “cause” or he or she resigns for “good reason”:

•
accrued and unpaid salary through the date of termination;
•
a cash payment equal to 200% (with respect to Mr. Tessitore and Ms. Miller) or 250% (with respect to Mr. Habicht) of the respective annual salary;
•
a cash payment equal to 200% (with respect to Mr. Tessitore and Ms. Miller) or 250% (with respect to Mr. Habicht) of the respective average bonus for the last three years of employment under the agreement;
•
immediate vesting of the service-based restricted stock awards, stock options and other equity awards, and all performance-based awards will be allowed to run their course to determine the performance level, and the executive officers will receive such award upon vesting;
•
for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and
•
in the event of such a termination upon or after a “change of control,” a prorated annual non-equity bonus at the target level for the year in which termination occurred.

Under each employment agreement, in the event of an Executive’s termination of employment due to death or disability, the Executive (or his or her estate or legal representative, as applicable) will receive:

•
on a termination due to death only, a cash payment equal to two months of his or her annual salary;
•
accrued and unpaid salary through the date of termination;
•
a prorated annual non-equity bonus at the target level for the year in which termination occurred;
•
service-based restricted stock awards will accelerate on a pro rata amount based on the date of termination; and all performance-based units and restricted stock awards will be allowed to run their course to determine the performance level and the executive officers will receive a pro rata share based on the date of termination; and
•
on a termination due to death only, for a period of one year after termination, health benefits for the Executive’s spouse and dependents under the Company’s health plans and programs generally available to senior executives of the Company.

Under each employment agreement and the executive compensation program, in the event the agreement naturally terminates at the end of its term because the Company elects not to renew, the Executive will be entitled to the following severance payments:

•
accrued and unpaid salary through the date of termination;
•
a cash payment equal to 100% of his or her annual salary;
•
service-based restricted stock awards will accelerate on a pro rata amount based on the date of termination; and all performance-based units and restricted stock awards will be allowed to run their course to determine the performance level and the executive officers will receive a pro rata share based on the date of termination;
•
for a period of one year after termination (but in no event after the Executive becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company; and
•
a prorated annual non-equity bonus at the target level for the year in which termination occurred.

No executive is entitled to gross-up payments other than Messrs. Habicht and Tessitore pursuant to legacy employment agreements with the Company. The Committee does not intend to provide excise tax gross-up payments in any future employment agreements.

“Cause” is defined in each Executive’s agreement as the Executive’s:

•
conviction of (or pleading nolo contendere to) an indictment or information that is filed against Executive and is not discharged or otherwise resolved within 12 months thereafter, and said indictment or information charged Executive with a felony, any crime of moral turpitude, fraud or any act of dishonesty or any crime which is likely to result in material injury, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries;
•
the continued failure by Executive substantially to perform his or her duties or to carry out the lawful written directives of the Board of Directors;
•
material breach of a fiduciary duty, including disclosure of any conflicts of interest that are known to the Executive, or with reasonable diligence should be known, relating to Executive’s employment with the Company, or otherwise engaging in gross misconduct or willful or gross neglect (in connection with the performance of his duties) which is materially injurious, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries; or
•
material breach of the non-competition and confidentiality clauses set forth in his or her employment agreement.

“Good reason” is defined in each agreement, unless otherwise consented to by Executive, as:

•
a material reduction in Executive’s position, authority, duties or responsibilities;
•
a reduction in the annual salary of Executive;
•
the relocation of Executive’s office to more than 50 miles from the Company’s principal place of business in Orlando, Florida;
•
the Company’s material breach of his or her employment agreement; or
•
the Company’s failure to obtain an agreement from any successor to the business of the Company by which the successor or assumes and agrees to perform his or her employment agreement.

“Change of Control” is defined in each agreement as:

•
a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes (other than solely by reason of a repurchase of voting securities by the Company), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then total outstanding voting securities, provided, however, that in no event shall a change of control for purposes of each agreement be deemed to have arisen merely by virtue of a “person” or “group” having become a direct or indirect owner of Company securities (such that a change of control would otherwise have been deemed to have occurred), if the Executive is a member of such person or group;
•
the Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the

Company, in any event pursuant to a transaction in which the outstanding voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the surviving corporation and (ii) the persons who were the beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution; or
•
a change in the composition of the Board of Directors such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board of Directors (the “Existing Board”) cease for any reason to constitute at least 50% of the Board of Directors; provided, however, that any individual becoming a member of the Board of Directors subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

Executive Severance Plan

In connection with Mr. Horn’s appointment as President and Chief Executive Officer of the Company, the Company replaced Mr. Horn’s original employment agreement with an employment letter and designated Mr. Horn as a participant in the Executive Severance Plan as described below.

The employment letter and Mr. Horn’s participation in the Executive Severance Plan were effective on April 29, 2022 with a “termination payment multiple” of two and one-half and a “change of control termination multiple” of three (as such terms are defined in the Executive Severance Plan). None of the other Executives are currently eligible to participate in the Executive Severance Plan. The “termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason” and the “change of control termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason”, in each case during the period beginning on the date that is three months prior to the consummation of a Change of Control of the Company and ending on the date that is 12 months after the consummation of such “change of control” of the Company (such period, the “Change of Control Protection Period”).

Death or Disability Severance Benefits. If a participant’s employment is terminated due to such participant’s death or disability, such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (b) in the event of such participant’s death, (i) a lump sum cash payment equal to two months of such participant’s annual base salary, and (ii) one year of continued Company-paid health coverage; (c) vesting of any unvested time-based equity awards; and (d) vesting of any unvested performance-based equity awards at the “target” level of performance.

Termination without Cause or for Good Reason Severance Benefits. If a participant’s employment is terminated by the Company without “cause” or by such participant for “good reason”, such participant will be eligible to receive: (a) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by his or her annual base salary; (b) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the three years of employment prior to termination (provided, however, if such participant serves as the Company’s Chief Executive Officer on his or her termination date, such termination occurs on or after the consummation of a “change of control” and such participant has not been employed for three years, then the amount payable to such participant under this clause (b) will be equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the years of employment that such participant served as the Company’s Chief Executive Officer); (c) one year of continued Company-paid health coverage; (d) in the event of such termination during the Change of Control Protection Period, a payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (e) vesting of any unvested time-based equity awards; and (f) vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance. The cash payments in clauses (a) and (b) are payable in equal installments over a 12-month period.

Retirement Severance Benefits. If a participant’s employment is terminated due to retirement (as approved by the Board of Directors), such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus based on attainment of actual performance for the year of termination; (b) vesting of any unvested time-based equity awards; and (c) vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance.

Change of Control Equity Benefits. On a “change of control” of the Company, a participant will be eligible to receive: (a) vesting of any unvested time-based equity awards; and (b) vesting of any unvested performance-based awards at the “target” level of performance; provided that, if the participant has previously been terminated from employment without “cause” or for “good reason” and the “change of control” occurs prior to the vesting of any such unvested performance-based equity awards, then the performance-based equity awards will vest at the “target” level of performance as of the effective date of such “change of control”.

Conditions to Receipt of Severance. A participant must execute a letter agreement with the Company that contains non-competition, non-solicitation, non-disclosure and non-disparagement covenants. Additionally, other than in the case of a termination of employment due to death or disability, the participant’s receipt of severance payments and benefits under the Executive Severance Plan is contingent upon such participant timely signing and not revoking a release of claims in favor of the Company and such participant complying with the restrictive covenants in his or her letter agreement.

Excise Tax. In the event any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a participant would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, a participant will be entitled to receive either full payment of such payments or benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, which ever results in the greater amount of after-tax benefits to the participant. No excise tax gross-ups are provided for in Ms. Miller's employment agreement or in the Executive Severance Plan or in Mr. Horn’s employment letter.

“Cause” is defined in the Executive Severance Plan as the participant’s:

•
conviction of (or pleading nolo contendere to) an indictment or information that is filed against the participant and is not discharged or otherwise resolved within 12 months thereafter, and said indictment or information charged participant with a felony, any crime of moral turpitude, fraud or any act of dishonesty or any crime which is likely to result in material injury, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries;
•
the continued failure by the participant substantially to perform his or her duties or to carry out the lawful written directives of the Board of Directors;
•
material breach of a fiduciary duty, including disclosure of any conflicts of interest that are known to the participant, or with reasonable diligence should be known, to the participant’s employment with the

Company, or otherwise engaging in gross misconduct or willful or gross neglect (in connection with the performance of his or her duties) which is materially injurious, either monetarily or otherwise, to the Company or any of its majority-owned subsidiaries; or
•
material breach of the restrictive covenants set forth in his or her letter agreement under the Executive Severance Plan or any other provisions of the Executive Severance Plan or the employment letter.

“Good Reason” is defined in the Executive Severance Plan as, unless otherwise consented to by the participant:

•
a change in the participant’s reporting responsibilities such that he or she is no longer reporting directly to (x) in the case of a participant who is the Chief Executive Officer of the Company, the Board of Directors and (y) in the case of all other participants, the Chief Executive Officer;
•
a material reduction in the participant’s position, authority, duties or responsibilities (which includes in the event of a Change of Control, if the participant is no longer the Chief Executive Officer of the ultimate parent entity of the surviving entity);
•
a reduction in the annual salary of the participant (other than an immaterial temporary reduction in such participant’s annual salary that is in effect for 12 months or less made in connection with temporary reductions in the annual base salaries of all executive-level employees of the Company in response to events outside of the Company’s reasonable control that is either consented to by such participant or recommended by the Company’s executive management team);
•
the relocation of the participant’s office to more than 50 miles from the Company’s principal place of business in Orlando, Florida unless such participant is permitted to work remotely pursuant to the Company's generally applicable remote work policies; provided, however, that a relocation by such participant of his or her home office to more than 50 miles from such participant's home office at the time such individual becomes a participant in the Executive Severance Plan (if any) will not give rise to good reason;
•
the Company’s material breach of the Executive Severance Plan, the letter agreement under the Executive Severance Plan or any employment letter agreement; or
•
the Company’s failure to obtain an agreement from any successor to the business of the Company by which the successor assumes and agrees to perform the Executive Severance Plan and/or the participant’s letter agreement under the Executive Severance Plan.

“Change of Control” is defined in the Executive Severance Plan as:

•
a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes (other than solely by reason of a repurchase of voting securities by the Company), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then total outstanding voting securities;
•
the Company consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Company, in any event pursuant to a transaction in which the outstanding voting stock of the Company is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting securities of the Company are changed into or exchanged for voting securities of the surviving corporation and (b) the persons who were the beneficial owners of the

Company’s voting securities immediately prior to such transaction beneficially own immediately after such transaction 50% or more of the total outstanding voting power of the surviving corporation, or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution; or
•
a change in the composition of the Board such that, during any twelve (12)-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

Termination Payments

The amount of compensation payable to each Executive upon any termination is shown below. All estimates for Messrs. Horn, Habicht, and Tessitore, and Ms. Miller are based on an assumed termination date of December 31, 2022. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table. All shares are valued based on the Company's closing stock price of $45.76 per share of December 31, 2022.

Name	Benefit	Termination Upon Death or Disability (1)	Termination by the Company without Cause; Termination by Executive with Good Reason other than a Change of Control (2)	Termination by the Company without Cause; Termination by Executive for Good Reason in connection with a Change of Control (3)	Termination upon Expiration of the Employment Agreement (4)	Termination Upon Retirement (5)
Stephen A. Horn, Jr.	Salary	$116,667	-	-	-	-
	Severance Payment	-	$4,806,083	$5,767,300	-	-
	Bonus	$1,050,000	-	-	-	$1,050,000
	Early Vesting of Equity Awards	$4,267,395	$5,910,682	$5,910,682	-	$4,267,395
	Other	$29,370	$29,370	$29,370	-	-
	Change of Control Payment	-	-	$1,050,000	-	-
	Total	$5,463,432	$10,746,135	$12,757,352	-	$5,317,395

Kevin B. Habicht	Salary	$103,333	-	-	-	-
	Severance Payment	-	$4,300,417	$4,300,417	$620,000	-
	Bonus	$713,000	-	-	$713,000	-
	Early Vesting of Equity Awards	$3,255,528	$4,311,050	$4,311,050	$3,255,528	-
	Other	$30,138	$30,138	$30,138	$30,138	-
	Change of Control Payment	-	-	$713,000	-	-
	Total	$4,101,999	$8,641,605	$9,354,605	$4,618,666	-

Christopher P. Tessitore	Salary	$77,500	-	-	-	-
	Severance Payment	-	$2,526,467	$2,526,467	$465,000	-
	Bonus	$511,500	-	-	$511,500	-
	Early Vesting of Equity Awards	$2,149,018	$2,841,879	$2,841,879	$2,149,018	-
	Other	$30,138	$30,138	$30,138	$30,138	-
	Change of Control Payment	-	-	$511,500	-	-
	Total	$2,768,156	$5,398,484	$5,909,984	$3,155,656	-

Michelle L. Miller	Salary	$48,333	-	-	-	-
	Severance Payment	-	$1,200,333	$1,200,333	$290,000	-
	Bonus	$217,500	-	-	$217,500	-
	Early Vesting of Equity Awards	$624,510	$830,132	$830,132	$624,510	-
	Other	$20,384	$20,384	$20,384	$20,384	-
	Change of Control Payment	-	-	$217,500	-	-
	Total	$910,727	$2,050,849	$2,268,349	$1,152,394	-

(1) The amounts shown represent the following payments:

•
Payable in the case of death only and represents payment of two months of the Executive’s salary.
•
Represents a cash payment of prorated annual bonus at "target" level for the year of termination, payable in a single lump sum.
•
Represents early vesting of certain service-based and performance-based stock awards. In February 2023, the Compensation Committee determined the 2020 TSR grant performance metrics met the 62.4th percentile resulting in 149.6% of target shares; and 166.67% of target shares were achieved for the 2020 FFO grant.
•
Represents payment of health benefits and other perquisites for spouse and dependents of Executive for one year following the event of death.

(2) The amounts shown represent the following payments:

•
Represents a cash payment of 250% of annual salary payable in equal installments over a 12-month period, and a cash payment of 250% of Messrs. Horn and Habicht average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.
•
Represents a cash payment of 200% of annual salary payable in equal installments over a 12-month period, and a cash payment of 200% of Mr. Tessitore's and Ms. Miller's average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.
•
Represents early vesting of certain service-based and performance-based stock awards. Certain awards that are to be paid based upon actual future performance were calculated assuming “target” performance. If “maximum” performance is achieved, the payout of early vesting would result in: Mr. Horn - $8,831,634; Mr. Habicht - $6,418,343; Mr. Tessitore -

$4,229,917; and Ms. Miller - $1,231,356. In February 2023, the Compensation Committee determined the 2020 TSR grant performance metrics met the 62.4th percentile resulting in 149.6% of target shares; and 166.67% of target shares were achieved for the 2020 FFO grant.
•
Represents payment of health benefits and other perquisites for one year following termination.

(3) The amounts shown represent the following payments:

•
Represents a cash payment of 300% of annual salary payable in equal installments over a 12-month period, and a cash payment of 300% of Mr. Horn's average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.
•
Represents a cash payment of 250% of annual salary payable in equal installments over a 12-month period, and a cash payment of 250% of Mr. Habicht's average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.
•
Represents a cash payment of 200% of annual salary payable in equal installments over a 12-month period, and a cash payment of 200% of Mr. Tessitore's and Ms. Miller's average annual bonus for the three contract years preceding termination, payable in equal installments over a 12-month period.
•
Represents early vesting of certain service-based and performance-based stock awards. Certain awards that are to be paid based upon actual future performance were calculated assuming “target” performance. If “maximum” performance is achieved, the payout of early vesting would result in: Mr. Horn - $8,831,634; Mr. Habicht - $6,418,343; Mr. Tessitore - $4,229,917; and Ms. Miller - $1,231,356. In February 2023, the Compensation Committee determined the 2020 TSR grant performance metrics met the 62.4th percentile resulting in 149.6% of target shares; and 166.67% of target shares were achieved for the 2020 FFO grant.
•
Represents payment of health benefits and other perquisites for one year following termination.
•
Represents a cash payment of prorated annual bonus at the “target” level for the year of termination, payable in a single sum if the Executive is terminated upon or following a change of control. As calculated as of December 31, 2022, Messrs. Habicht and Tessitore and Ms. Miller would not be subject to a golden parachute excise tax and, therefore, would not receive an excise tax gross-up.

(4) The amounts shown represent the following payments:

•
Represents cash payment of 100% of annual salary payable in equal installments over a 12-month period.
•
Represents early vesting of certain service-based and performance-based stock awards. In February 2023, the Compensation Committee determined the 2020 TSR grant performance metrics met the 62.4th percentile resulting in 149.6% of target shares; and 166.67% of target shares were achieved for the 2020 FFO grant.
•
Represents payment of health benefits and other perquisites for one year following termination.
•
Represents a cash payment of prorated annual bonus at the “target” level for the year of termination, payable in a single sum.
•
Mr. Horn is a participant in the Executive Severance Plan, and therefore, has no expiration within his Employment letter.

(5) The amounts shown represent the following payments:

•
Represents a cash payment of prorated annual bonus based on attainment of actual performance for the year of retirement, payable in a single lump sum.
•
Represents early vesting of certain service-base and performance-based stock awards. In February 2023, the Compensation Committee determined the 2020 TSR grant performance metrics met the 62.4th percentile resulting in 149.6% of target shares; and 166.67% of target shares were achieved for the 2020 FFO grant.

Payments upon Retirement of Mr. Whitehurst

Effective as of April 28, 2022, Julian E Whitehurst retired from employment from the Company as a member of the Board of Directors (such date, the “Effective Date”). In connection with Mr. Whitehurst’s retirement, the Company and Mr. Whitehurst entered into a Retirement and Transition Agreement (the “Retirement Agreement”). Under the terms of the Retirement Agreement, Mr. Whitehurst received or will receive the following payments upon his retirement on the Effective Date:

•
accrued and unpaid salary and paid time off through the Effective Date;
•
for a period of one year after the Effective Date (but in no event after Mr. Whitehurst becomes eligible to receive benefits of the same type from another employer), health benefits under the Company’s health plans and programs generally available to senior executives of the Company;
•
a prorated annual non-equity bonus based on actual performance for the period beginning on January 1, 2022 and ending on the Effective Date; and

•
vesting of service-based restricted stock awards and other equity awards immediately prior to the Effective Date, and all performance-based awards will be allowed to run their course to determine the performance level, and Mr. Whitehurst will receive any such earned award upon vesting.

In order to facilitate the transition, Mr. Whitehurst will make himself available to consult with the Company for the 20-month period following the Effective Date (the "Consulting Period"). In consideration for the consulting services, commencing on the Effective Date, the Company will pay Mr. Whitehurst a monthly fee of $60,000. On a “change in control” (as such term is defined in our 2017 Performance Incentive Plan), subject to Mr. Whitehurst’s (a) continuously providing consulting services through the effective date of the change of control, (b) compliance with his restrictive covenants (as described below) and (c) execution and non-revocation of a customary release of claims in a form reasonably acceptable to the Company, the Company will pay him a lump sum payment equal to his monthly consulting fee for the remainder of the Consulting Period and Mr. Whitehurst will cease providing consulting services to the Company.

The following table sets forth the amounts of the payments and benefits to Mr. Whitehurst described above.

Early Vesting of Equity Awards (1)	Other (2)	Bonus (3)	Total
$7,298,096	$516,447	$783,125	$8,597,668

(1)
Represents accelerated vesting of service-based awards at the Effective Date of $2,505,951, and performance-based awards of $4,792,145, in accordance with FASB ASC Topic 718 assuming "maximum" performance is achieved, although actual performance-based shares awarded will run their natural course to determine performance levels.
(2)
Represents the sum of (a) payment of health benefits for one year equal to $17,485, (b) eight months of a 20-month $60,000 per month consulting fee, totaling $480,000 and (c) group term life and executive life insurance premiums of $18,962.
(3)
Represents prorated annual bonus payable in March 2023.

Mr. Whitehurst will receive the foregoing payments and benefits provided he complies with non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in his Retirement Agreement.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Horn, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We determined our median employee based on total compensation including the base salary of, bonuses paid to and incentive stock awards issued to each of our 75 employees (excluding the Chief Executive Officer) as of December 31, 2022. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $103,310. As disclosed in the SCT, our current Chief Executive Officer’s annual total compensation for 2022 was $6,776,699. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 66 to one. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay versus Performance

The SEC adopted new disclosure on August 25, 2022 for proxy statements filed with respect to fiscal years ending on or after December 16, 2022 with a new Pay Versus Performance ("PVP") rule. The rule requires a new table and narrative disclosure comparing Compensation Actually Paid ("CAP") against company performance. The Company is required to provide additional disclosure regarding the relationship between NEO CAP and net earnings, cumulative TSR and Core FFO. In addition, the Company must provide at least three, but not more than seven, of the most important company measures used to determine NEO pay. At least three of these measures must be financial measures. Below are the tables and related footnotes for PVP:

	Julian Whitehurst(2)		Stephen Horn(3)		Average SCT Total for		Value of Initial Fixed $100 Investment Base On:
Year	SCT Total for CEO	CAP to CEO (2)	SCT Total for CEO	CAP to CEO (3)	Non-CEO NEOs	Average CAP to Non-CEO NEOs	The Company TSR	Peer Group TSR(1)	Net Income	Core FFO per Share
2022	$5,010,993	$9,118,484	$6,776,699	$8,868,801	$2,544,244	$3,624,286	$99.13	$100.62	$334,626,000	$3.14

2021	$7,785,586	$7,727,120	-	-	$2,591,922	$2,682,871	$99.22	$134.06	$264,217,000	$2.86

2020	$5,594,166	$2,108,174	-	-	$2,344,128	$1,166,529	$80.65	$94.88	$210,859,000	$2.59

(1)
NNN’s peer group TSR is based on FNER, which is the index used for purposes of the performance graphs in Part II, Item 5 of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the Compensation Discussion and Analysis.
(2)
The following represents the adjustments made to the SCT totals to derive the compensation actually paid to Mr. Whitehurst in his role as CEO. Mr. Whitehurst served as the CEO through the entire reporting period until his retirement on April 28, 2022.

Adjustments	2022	2021	2020
Amounts reported in “Stock Awards” column of SCT	($3,413,088)	($4,306,835)	($3,704,914)
Fair value of outstanding and unvested equity awards that were granted in the current year:	$4,994,125	$4,529,787	$2,617,686
Change in fair value for equity awards outstanding and unvested at the end of the current year that were granted in a prior year:	$2,639,640	($814,466)	($2,769,278)
Change in fair value for equity awards vested in the current year that were granted in a prior year:	($188,929)	$72,371	($9,880)
Addition for the common stock dividends paid on unvested stock awards:	$75,743	$460,677	$380,394

(3)
The following represents the adjustments made to the SCT total to derive the compensation actually paid to Mr. Horn in his role as CEO. Mr. Horn has served as the CEO since April 29, 2022.

Adjustments	2022
Amounts reported in “Stock Awards” column of SCT	($3,958,062)
Fair value of outstanding and unvested equity awards that were granted in the current year:	$5,152,995
Change in fair value for equity awards outstanding and unvested at the end of the current year that were granted in a prior year:	$784,246
Change in fair value for equity awards vested in the current year that were granted in a prior year:	($10,370)
Addition for the common stock dividends paid on unvested stock awards:	$123,293

(4)
The following represents the adjustments made to the SCT totals for our non-CEO named executive officers to derive the average compensation actually paid for our non-CEO named executive officers.

	2022	2021	2020
Amounts reported in “Stock Awards” column of SCT	($1,100,638)	($1,140,025)	($1,178,281)
Fair value of outstanding and unvested equity awards that were granted in the current year:	$1,511,141	$1,199,019	$740,821
Change in fair value for equity awards outstanding and unvested at the end of the current year that were granted in a prior year:	$618,455	($126,740)	($879,404)
Fair value of stock awards granted and vested in the current year	-	-	$29,913
Change in fair value for equity awards vested in the current year that were granted in a prior year:	($10,217)	$18,156	($31,578)
Addition for the common stock dividends paid on unvested stock awards:	$61,301	$140,539	$140,930

(5)
The named executive officers included in the non-CEO named executive average for each year are as follows:

2022	Messrs. Habicht and Tessitore, and Ms. Miller.
2021	Messrs. Horn, Habicht, and Tessitore, and Ms. Miller.
2022	Messrs. Horn, Habicht, Tessitore, and Bayer

The reported amount of compensation actually paid to our CEO, and the reported average amount of compensation actually paid to our non-CEO executive officers, is primarily driven by the value of our executives’ unvested equity. Further, as discussed in the Compensation Discussion and Analysis, our TSR is a component metric in our long-term incentive plan, and Core FFO per share is a component metric of our cash incentive bonus. As a result, the TSR figures reported above have a strong correlation to our executives’ compensation actually paid, while Core FFO per share has a lesser degree of impact on and correlation to the compensation actually paid figures. While our TSR lagged behind the above reported peer group TSR for 2020 and 2021, our resilience in 2022 resulted in a cumulative 2022 three-year TSR on par with the reported peer group.

The following metrics represent the three most important financial performance measures as well as subjective strategic and individual goals used by the Company in setting NEO compensation for the most recent fiscal year:

Core FFO Per Share
Relative Total Shareholder Return
Leverage ratio (total liabilities divided by gross book assets below 50%)
Subjective strategic and individual goals: General and Administrative ("G &A") expense Acquisition Volume

PROPOSAL II

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, motivate them to perform to their fullest potential, and align their interests with the interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic and corporate goals. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs and policies, including information about the fiscal 2022 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests, key business objectives and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the rules and regulations of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and disclosure.”

While this vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors, we value the opinions of our stockholders and will consider those opinions and the vote outcome when making future compensation decisions for our named executive officers.

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL III

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders, on a non-binding advisory basis, to indicate how frequently we should seek an advisory vote on the compensation of our named executive officer, such as Proposal II in this Proxy Statement. This non-binding advisory vote is commonly referred to as a "say on frequency" vote. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every three years, two years or one year or may abstain from voting.

Stockholders currently give their advisory vote on executive compensation every year. Our Board of Directors places value on feedback from our stockholders on names executive officer compensation. Accordingly, the Board of Directors recommends that stockholders vote in favor of an advisory vote on named executive officer compensation every year.

While this vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors values the opinions of our stockholders and will consider those opinions and the vote outcome when determining how frequently to hold an advisory vote on executive compensation. The Board may decide that it is in the best interest of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option advised by our stockholders. The option - three years, two years or one year - that receives the most votes will be deemed advised by our stockholders.

The Board of Directors unanimously recommends a vote "FOR" EVERY YEAR for the frequency of presenting an advisory vote on executive compensation.

PROPOSAL IV

APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2017 PERFORMANCE INCENTIVE PLAN

We are seeking stockholder approval to amend our 2017 Performance Incentive Plan (the “Plan”) to increase the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the Plan from 1,800,000 Shares to 4,800,000 Shares, as well as, to increase certain limits under the Plan. Our continuing ability to offer equity incentive awards under an equity incentive plan is critical to our ability to attract, motivate and retain qualified personnel.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2017 PERFORMANCE INCENTIVE PLAN.

Background

The Plan was initially adopted by our Board of Directors on February 14, 2017 and by our stockholders on May 25, 2017. The share reserve under the Plan is now 1,800,000 Shares. If stockholders approve this proposal, the amendment to the Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment to the Plan to increase the available Shares thereunder will not take effect, and the Plan will continue to be administered in its current form until its expiration on May 25, 2027 (or until such time as the Shares available for issuance thereunder have been depleted, whichever occurs first). As of February 28, 2023, there were only 148,959 shares available for future grant under the Plan. If the share pool increase proposal is not approved, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, motivating and retaining talented individuals who contribute to our success. For example, we may also be compelled to provide additional cash-based incentives in lieu of future equity grants, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.

Description of, and Reasons for, Amendment. The amendment to the Plan approved by our Board of Directors and submitted for stockholder approval includes:

•
An increase in the share reserve under the Plan from 1,800,000 to 4,800,000 shares.
•
An increase from $6,000,000 to $7,000,000 in the individual limits applicable to performance awards.
•
An increase in the limit on non-employee director compensation from $500,000 to $700,000.

As discussed in this Proxy Statement under “Director Compensation” and “Compensation Discussion and Analysis,” awards under the Plan are an integral part of our non-employee director and executive compensation programs and our efforts to align the interests of our management team with those of our stockholders. The proposed increases in the share reserve and the limits under the Plan will allow us to continue these efforts.

Promotion of Good Corporate Governance Practices. The Plan also includes a number of corporate governance best practices. These include, but are not limited to, the following:

•
No “liberal” share recycling. Shares granted but not issued in connection with the net settlement of stock appreciation rights and shares that are tendered or withheld to satisfy any tax withholding obligations or payment of a stock option or stock appreciation right exercise price may not again be available for issuance under the Plan.

•
No repricing or cash buyouts. Repricing of stock options and stock appreciation rights and the cancellation of “out-of-the money” stock options and stock appreciation rights for cash or other awards are not permitted without prior stockholder approval.
•
No evergreen provision. The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.
•
Clawback of awards. Awards granted under the Plan are subject to the clawback or recoupment policies or procedures that the Company has in effect from time to time.
•
No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with a per share exercise price less than 100% of our common stock’s fair market value on the date of grant.
•
Limit on non-employee director compensation. The Plan limits the maximum compensation, including cash and equity, that may be paid to any individual for service as a non-employee director to no more than $700,000 per year.
•
Restricted dividend equivalents on performance vesting awards. The Plan permits payment of dividend equivalents on awards subject to a performance vesting condition only if and when the underlying award vests.
•
No tax gross-ups. No participant will be entitled under the Plan to any tax gross-up payments for any exercise tax pursuant to Section 280G or 4999 of the Code that may be incurred in connection with awards granted under the Plan.

Shares Available for Future Awards

As of February 28, 2023, 148,959 Shares remained available for grant under the Plan. In determining the number of additional Shares requested for authorization, the Board of Directors and the Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate,” as discussed below) and the advice of Pearl Meyer. The number of additional Shares being requested for authorization under the amendment to the Plan is 3,000,000 Shares.

As of February 28, 2023, there were 296,291 time-based restricted Shares outstanding and 736,083 performance-based restricted Shares outstanding. As of February 28, 2023, there were no stock options outstanding.

Considerations for the Approval of the Amendment to the Plan

The following is a list of some of the primary factors to be considered by stockholders in connection with approving the amendment to the Plan:

Modest Share Usage and Stockholder Dilution. When determining the number of additional Shares authorized for issuance under the amendment to the Plan, the Board of Directors and the Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate,” “overhang” and projected future share usage.

•
Our modest three-year average burn rate through December 31, 2022 was equal to 0.22%, both as a percentage of weighted average common shares outstanding and as a percentage of equity market capitalization, based on maximum potential performance shares and 0.15% based on target performance shares. The burn rate demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders.

Currently, the majority (70%) of all target value equity grants to executive officers are provided in the form of performance shares tied to multi-year goals.
•
We are committed to limiting stockholder dilution from our equity compensation programs. As of December 31, 2022, our equity plan overhang percentage, defined as the sum of all outstanding equity awards plus shares available for future grant, was equal to 0.74% based on maximum potential performance shares and 0.55% based on target performance shares. The proposed request for 3,000,000 additional shares is equal to 1.65% of our common shares outstanding, which is conservative when compared with requests from our industry peers. If the increase in the additional Shares under the amendment to the Plan is approved by our stockholders, our total overhang would equal approximately 2.39% of outstanding Shares based on maximum potential performance shares and 2.2% based on target performance shares.
•
Based on our conservative usage of shares authorized for issuance under the Plan and our reasonable expectation of future equity usage, we believe that the number of Shares being requested for authorization under the Plan will last at least five years.

Attract and Retain Talent. We grant equity incentive awards to our executives and employees. Approving the amendment to the Plan will enable us to continue to recruit, retain and motivate top talent at many levels within our Company necessary to our success.

Summary of the Plan

The Plan authorizes the issuance of options to purchase shares of common stock and the grant of bonus stock awards, restricted common stock awards, restricted stock units, stock appreciation rights (“SARs”), deferred shares, performance shares, performance units and cash bonus awards. Set forth below is a summary of the material terms of the Plan, including the effect of the proposed amendment to the Plan. The statements contained in the summary are intended only to summarize the Plan, as proposed to be amended, and are qualified in their entirety by reference to the Plan itself. For a more complete description of the terms of the Plan, you should read a copy of the Plan which has been filed electronically with the SEC and, together with this Proxy Statement, can be accessed on the SEC’s website at www.sec.org. A copy of the proposed amendment to the Plan is attached to this Proxy Statement as Annex A.

Summary

Administration. Administration of the Plan has been delegated to the Board of Directors unless the Board of Directors delegates all or any portion of its authority to administer the Plan to a committee (the “Committee”). The Committee shall consist solely of two or more independent, non-employee directors who are “outside directors” within the meaning of Section 162(m). To the extent not prohibited by our charter or bylaws and as permitted under the Maryland General Corporation Law, the Committee, in its discretion, may delegate to one or more officers of the Company, all of part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility. All of our officers and employees, and those of our subsidiaries and affiliates (as such terms are defined in the Plan), are eligible to participate in the Plan. Our Directors and other persons who provide consulting services to us and our affiliates are also eligible to participate in the Plan.

Maximum Shares and Individual Award Limits. Under the Plan, subject to adjustment and other than with respect to substitute awards (i.e., awards granted as replacements for awards granted by a company or a business that we acquire or with which we combine), the maximum number of shares of common stock that may be subject to awards is 4,800,000. There is no provision for automatically increasing either the number of shares of common stock or the number of performance units allocated to the Plan without further approval by the stockholders. No one participant may receive in any one calendar year (i) options and SARs that relate to more than 500,000 shares of common stock, (ii) performance units that relate to more than 500,000 shares of common stock for each full or fractional year included in the performance period for the grant of performance units during such calendar year, (iii) performance units denominated in cash which could result in a payout to the participant of more than $7,000,000, and (iv) performance awards which could result in a payout to the participant of more than $7,000,000. In addition, no Director may receive in any one calendar year more than $700,000 in the aggregate in equity-based awards and cash compensation. The maximum number of shares that may be issued as incentive stock options is 1,000,000. These limitations, and the terms of outstanding awards, may be adjusted without the approval of our stockholders as the Committee determines is appropriate in the event of a stock dividend, stock split, reclassification of stock or similar event. If an option terminates, expires or becomes un-exercisable, or shares of common stock subject to a stock award, grant of performance shares or performance units, grant of deferred shares or SAR are forfeited, the shares subject to such option, stock award, grant of performance shares, grant of deferred shares or SAR are available under the first sentence of this paragraph for future awards under the Plan. In addition, shares that are issued under any type of award under the Plan and that are repurchased or reacquired by us at the lesser of fair market value and the original purchase price for such shares are also available under the first sentence of this paragraph for future awards under the Plan. All shares subject to SARs that are exercised and settled in shares and all shares that are withheld by the Company or tendered to the Company in satisfaction of the tax withholdings, exercise price or purchase price due with respect to a SAR or option will not again be available for future issuance under the Plan. Finally, to the extent that an award is settled in cash or a form other than shares of common stock, the shares of common stock that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan.

Stock Options. The Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Code and options not intended to so qualify. The Committee approves the participants who are granted options and, consistent with the terms of the Plan, prescribes the terms of each option, including the vesting rules for such option. The option exercise price for options cannot be less than the common stock’s fair market value on the date the option is granted. Generally, the option price may be paid in cash, cash equivalents acceptable to the Committee, shares of common stock held by the participant at the time of exercise, payment through a broker-dealer sale and remittance procedure, a combination of cash and shares of common stock, or pursuant to any other method provided for in the option agreement. Options may be exercised in accordance with requirements set by the Committee. The maximum period in which an option may be exercised is fixed by the Committee, provided that the maximum period cannot exceed ten years. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code. Options generally are nontransferable except in the event of the participant’s death, but the Committee may allow the transfer of non-qualified stock options. Unless provided otherwise in a participant’s stock option agreement and subject to the maximum exercise period for the option, an option generally ceases to be exercisable upon the earlier of three months following the participant’s termination of service with us or our affiliate or the expiration date under the terms of the participant’s stock option agreement. The right to exercise an option expires immediately upon the participant’s termination of service with us if the termination is for cause or is a voluntary termination any time after an event that would be grounds for termination for cause. Upon death or disability, the option exercise period is extended to the earlier of one year from the participant’s termination of service or the expiration date under the terms of the participant’s stock option agreement.

Stock Awards and Performance-based Compensation. The Committee also approves the participants who are granted bonus, restricted common stock or restricted stock unit awards and, consistent with the terms of the Plan, establishes the terms of each bonus, restricted common stock or restricted stock unit award. A bonus, restricted common stock or restricted stock unit award may be subject to payment by the participant of a purchase price for the shares of common stock subject to the award, and may be subject to vesting requirements or transfer restrictions or both, if so provided by the Committee. Those requirements may include, for example, a requirement that the participant complete a specified period of employment with the Company or its affiliate or the achievement of certain performance objectives. Any such performance objectives may be based on individual participant performance, our performance or the performance of our affiliates, subsidiaries, divisions, departments or functions, and may be measured on an absolute or relative basis. In the case of a performance objective for an award intended to qualify as “performance-based compensation” under Section 162(m), the performance objectives are limited to specified levels of or increases in the Company’s or a business unit’s revenue, sales, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, net operating income, net earnings (either before or after one or more of the following: interest, taxes, depreciation, amortization, other non-cash expenses and non-recurring expenses), gross margin return on investment, increase in the fair market value of the common stock (including but not limited to growth measures and total stockholder return), funds from operations, funds from operations per share, recurring or core funds from operations, adjusted funds from operations, gross or net operating profit, gross or net operating margin, occupancy levels, costs or expenses, debt leverage levels and coverage ratios (including interest and fixed charge), dividend payout ratios, net asset value, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value, expense targets, obtaining additional or retaining existing customer contracts or implementation or completion of projects (including acquisitions and financing transactions). Generally, the Committee has the discretion to modify the performance objectives or the related minimum acceptable level of achievement if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company conducts its business or other events or circumstances render the performance objectives unsuitable.

Stock Appreciation Rights. The Committee also approves the participants who receive SARs under the Plan. A SAR entitles the participant to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value for a share of common stock at the time of grant of the award. The per share exercise price of a SAR cannot be less than the common stock’s fair market value on the date the SAR is granted. A SAR is exercisable at such times and subject to such conditions as may be established by the Committee. However, no SAR may be exercisable more than ten years from the grant date. A SAR may be granted either alone or in tandem with other awards under the Plan. The amount payable upon the exercise of a SAR may be settled in cash or by the issuance of shares of common stock.

Deferred Shares. The Plan also authorizes the grant of deferred shares, i.e., the right to receive a future delivery of shares of common stock, if certain conditions are met. The Committee approves the participants who are granted awards of deferred shares and establishes the terms of each grant. The conditions established for earning the grant of deferred shares may include, for example, a requirement that certain performance objectives, such as those described above, be achieved.

Other Stock Based Awards. The Committee may also make other awards based on the common stock and settled in common stock. The conditions for earning other stock-based awards are established by the Committee and may include that certain performance objectives, such as those described above, be achieved.

Performance Shares and Performance Units. The Plan also permits the grant of performance shares and performance units to participants selected by the Committee. A performance share is an award designated in a specified number of shares of common stock that is payable in whole or in part, if and to the extent certain performance objectives are achieved. A performance unit is a cash bonus equal to $1.00 per unit awarded that is payable in whole or in part, if and to the extent certain performance objectives are achieved. A grant of performance units may be settled by payment of cash, shares of common stock or a combination of cash and shares and may grant to the participant or reserve to the administrator the right to elect among these alternatives. A grant of performance shares or performance units may provide for the accrual of dividend or other distribution equivalents in cash or additional shares of common stock, provided that such dividends or other distribution equivalents are not payable until the underlying performance shares or performance units, as applicable, vest and are earned and are only payable to the extent so earned.

Performance Awards. The Committee may also authorize grants of awards in the form of a cash bonus, which will become payable upon the achievement of specified performance objectives, such as those described above, and upon such terms and conditions as the Committee may determine.

Change in Capitalization. The number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of a subdivision or consolidation of shares or other capital readjustment, extraordinary dividend, the payment of a stock dividend, or other increase or reduction of the number of shares of the common stock outstanding without receiving consideration therefore in money, services or property. Such adjustment shall be made by the Committee and its determination shall be final, binding and conclusive.

Merger, Consolidation or Asset Sale. Except as otherwise specified in an award agreement, in the event of a change of control (as defined in the Plan), the Committee may, in its sole discretion, take any one or more of the following actions with respect to any outstanding awards: (i) continuation or assumption of such outstanding awards by the Company (if it is the surviving corporation) or by the surviving corporation of its parent; (ii) substitution or replacement by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding awards; (iii) acceleration of the vesting of such awards and the lapse of any restrictions thereon or right to exercise such outstanding awards immediately prior to or as of the date of the change of control, and the expiration of such outstanding awards to the extent not timely exercised by the date of the change of control or other date thereafter designated by the Committee; (iv) in the case of a performance unit, performance share or performance award, determination of the level of attainment of the applicable performance condition(s); or (v) cancellation of such award in consideration of a payment.

Cancellation or Clawback of Awards. The Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of shares underlying such awards.

Prohibition on Repricing and Cash Buyout. Subject to the adjustment provision described above, the Committee may not reduce the exercise price of any option or SAR, cancel any option or SAR in exchange for another option or SAR with a lower exercise price or cancel any “out-of-the money” options or SARs in exchange for cash or another award.

Amendment and Termination. No awards may be granted under the Plan after May 25, 2027, which is the tenth anniversary of the date on which the Plan was approved by stockholders. The Board of Directors may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of our stockholders if it increases the aggregate number of shares of common stock that may be issued under the Plan, materially increases the benefits accruing under the Plan to participants, changes the class of employees eligible to receive incentive stock options, modifies the Plan’s prohibition on repricing or cash buyouts of options or SARs or stockholder approval is required by any applicable law, regulation or rule, including any rule of the New York Stock Exchange. No amendment or termination shall, without a participant’s consent, adversely affect any rights of such participant under any award outstanding at the time such amendment is made.

Federal Income Tax Aspects of the Plan

The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax. This summary is not tax advice, and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Plan under federal, state, local and other applicable laws.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option, provided that the option is granted with an exercise price no less than the fair market value of the stock on the date of grant. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. The Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the option recipient by reason of the exercise of the option.

Other Awards. The payment of other awards under the Plan will generally be treated as ordinary compensation income at the time of payment or, in the case of bonus or restricted common stock subject to a vesting requirement, at the time substantial vesting occurs. A recipient who receives bonus or restricted shares which are not substantially vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares. The amount of ordinary compensation income is equal to the amount of any cash and the amount by which the then fair market value of any common stock received by the participant exceeds the purchase price, if any, paid by the participant.

Vote Required and Recommendation

To approve the amendment to the Plan, a majority of the shares present and voting must vote “FOR” the approval of the amendment to the Plan. Unless you direct otherwise, if you grant a proxy your shares will be voted “FOR” the proposal to approve the Plan.

The Board of Directors unanimously recommends that you vote "FOR" approval of the amendment to the National Retail Properties, Inc. 2017 Performance Incentive Plan.

New Plan Benefits

The number of awards that an employee or a non-employee director may receive under the Plan is in the discretion of the Compensation Committee (as the plan administrator) and, therefore, cannot be determined in advance.

The following table sets forth (i) the aggregate number of Shares subject to awards of time-based restricted Shares and performance-based restricted Shares granted under the Plan during the fiscal year ended December 31, 2022 and (ii) the dollar value of such Shares based on $45.32 per Share, the closing price of a Share on NYSE on February 28, 2023. No other equity awards were granted under the Plan during the fiscal year ended December 31, 2022.

Name of Individual or Group	Dollar Value of Shares Subject to Stock Awards ($)	Number of Shares Subject to Stock Awards (#) (1)
Julian E. Whitehurst Former President & CEO	$5,226,637	116,210

Stephen A Horn, Jr. President & CEO	$5,259,205	116,046

Kevin B. Habicht EVP, CFO, Assistant Secretary and Treasurer	$2,547,346	56,208

Christopher P. Tessitore EVP, General Counsel and Secretary	$1,661,341	36,658

Michelle L. Miller EVP and Chief Accounting Officer	$518,053	11,431

All current executive officers as a group	$9,985,945	220,343

All non-employee directors as a group	$1,495,696	33,003

All other employees (including current officers who are not executive officers) as a group	$3,346,882	73,850

(1) The number of shares in this column is comprised of both performance-based and time-based restricted Shares,

including the following:

•
Mr. Whitehurst: 116,210 performance-based and 0 time-based restricted Shares.
•
Mr. Horn: 87,332 performance-based and 28,714 time-based restricted Shares.
•
Mr. Habicht: 46,289 performance-based and 9,919 time-based restricted Shares.
•
Mr. Tessitore: 30,189 performance-based and 6,469 time-based restricted Shares.
•
Ms. Miller: 9,414 performance-based and 2,017 time-based restricted Shares.

PROPOSAL V

RATIFICATION OF

ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2023, to review quarterly interim results and to perform other appropriate accounting services. We are requesting ratification of such appointment by the stockholders.

Ernst & Young LLP has acted as our independent registered public accounting firm for our three most recent fiscal years and our Audit Committee currently believes that we should continue our relationship with Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint Ernst & Young LLP as our independent registered public accounting firm, our Board of Directors and the Audit Committee believe such ratification to be advisable and in the best interest of the Company. Accordingly, stockholders are being requested to ratify, confirm, and approve the appointment of Ernst & Young LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2023. If the stockholders do not ratify the appointment of Ernst & Young LLP, the appointment of Ernst & Young LLP as our independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. If the appointment of Ernst & Young LLP is ratified, the Audit Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

A representative of Ernst & Young LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Fiscal 2022 and 2021 Audit Firm Summary. During the fiscal years ended December 31, 2022 and 2021, we retained Ernst & Young LLP to provide services in the following categories and amounts:

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees (1)	$1,549,846	$1,632,714
Audit Related Fees (2)	-	-
Total Audit and Audit Related Fees	$1,549,846	$1,632,714
Tax Fees (3)	$35,425	$36,250
All Other Fees	-	-
Total Fees	$1,585,271	$1,668,964

(1)
Audit fees include the audit fee and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC (including those related to securities offerings). Aggregate fees billed by Ernst & Young LLP associated with the issuance of comfort letters to underwriters in connection with securities offerings amounted to $189,456 and $319,514 in 2022 and 2021 respectively.
(2)
Audit related fees consist of fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.
(3)
Tax fees consist of fees for tax compliance services and consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants.

Prior to engagement of the independent accountants for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the services described above in the captions Audit Fees, Audit Related Fees and Tax Fees.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants.

For the fiscal years ended December 31, 2022 and 2021, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees, Tax Fees and All Other Fees. For the fiscal year ended December 31, 2022, no hours expended on Ernst & Young LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Ernst & Young LLP.

Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

The Board of Directors unanimously recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

SECURITY OWNERSHIP

The following tables set forth, as of February 28, 2023 (except as described in the footnotes), based on 182,086,562 shares of common stock outstanding on that date, the number and percentage of outstanding shares of Common Stock beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the persons named in the Summary Compensation Table under “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the tables have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Amount and Nature of
	Beneficial Ownership of	Percent
Stockholders Holding 5% or More	Common Stock	of Class
The Vanguard Group, Inc.(1)	26,777,900	14.7%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation(2)	21,995,639	12.1%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
BlackRock, Inc.(3)	20,125,181	11.1%
55 East 52nd Street
New York, NY 10055
FMR LLC(4)	9,718,287	5.3%
245 Summer Street
Boston, MA 02210

(1) Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. (“Vanguard”) has sole power to vote or direct the vote, and sole power to dispose or direct the disposition of 0 and 26,381,516 shares of our common stock, respectively, and shared power to vote or direct the vote and shared power to dispose or direct the disposition of 221,462 and 396,384 shares of our common stock, respectively. Vanguard is an investment advisor in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act.

(2) Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 10, 2023, State Street Corporation does not have the power to vote or direct the vote of any shares of our common stock, or to dispose or direct the disposition of any shares of our common stock. State Street Corporation has the shared power to vote or direct the vote of 19,489,064 and the shared power to dispose or direct the disposition of 21,995,639 shares of our common stock.

(3) Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on January 23, 2023, BlackRock, Inc. has sole power to vote or direct the vote of 19,475,978 shares of our common stock, and sole power to dispose or direct the disposition of 20,125,181 shares of our common stock. BlackRock, Inc. does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our common stock.

(4) Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 9, 2023, FMR LLC has sole power to vote or direct the vote of 9,711,571 shares of our common stock, and sole power to dispose or direct the disposition of 9,718,287 shares of our common stock. FMR LLC does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
Pamela K. M. Beall(5)	25,297		*
Steven D. Cosler(5)	43,735	(7)	*
David M. Fick(5)	49,139	(8)	*
Edward J. Fritsch(5)	53,254		*
Elizabeth C. Gulacsy(5)	3,283	(9)	*
Kevin B. Habicht(5)(6)	256,615	(10)	*
Betsy D. Holden(5)	19,487	(11)	*
Stephen A. Horn, Jr.(5)(6)	398,172	(12)	*
Michelle L. Miller(6)	58,118	(13)	*
Christopher P. Tessitore(6)	178,595	(14)	*
Kamau O. Witherspoon (5)	5,176	(15)	*
All directors and executive officers as a group (11 persons)	1,090,871		0.6%

(5)
A director of the Company
(6)
An executive officer of the Company.
(7)
Includes 31,514 phantom shares credited under the Deferred Fee Plan for Directors.
(8)
Includes 49,139 phantom shares credited under the Deferred Fee Plan for Directors.
(9)
Includes 3,283 phantom shares credited under the Deferred Fee Plan for Directors.
(10)
Includes 166,724 restricted shares, 24,257 for which Mr. Habicht holds sole voting power, and 142,467 for which Mr. Habicht has no voting power.
(11)
Includes 15,702 phantom shares credited under the Deferred Fee Plan for Directors
(12)
Includes 301,096 restricted shares, 62,795 for which Mr. Horn has sole voting power, and 238,301 for which Mr. Horn has no voting power.
(13)
Includes 33,431 restricted shares, 4,929 for which Ms. Miller has sole voting power, and 28,502 for which Ms. Miller has no voting power.
(14)
Includes 108,528 restricted shares, 15,738 for which Mr. Tessitore has sole voting power, and 92,790 for which Mr. Tessitore has no voting power.
(15)
Includes 5,176 phantom shares credited under the Deferred Fee Plan for Directors.

(*) Less than one percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing the material facts of any transactions with related parties and either approving or disapproving the entry into such transactions. The Audit Committee has adopted a written policy governing transactions with related parties. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder proposal pursuant to Rule 14a-8 under the Exchange Act or stockholder director nomination pursuant to the proxy access provisions of the Company’s bylaws to be considered for inclusion in the Company’s proxy materials for the 2024 annual meeting of stockholders must be received by notice delivered to the Secretary of the Company at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than December 5, 2023, and, in the case of a proxy access nomination, no earlier than November 5, 2023. However, if the 2024 annual meeting of stockholders is held (i) more than 30 days before or after the anniversary of the 2023 annual meeting of stockholders, then any stockholder proposal pursuant to Rule 14a-8 must be received within a reasonable time before the 2024 annual meeting of stockholders begins to enable the Company to print and mail its proxy materials, or (ii) prior to March 4, 2024 or after May 3, 2024, any notice of a proxy access director nomination must be given by the later of the close of business on the date 180 days prior to the date of the 2024 annual meeting of stockholders or the 10th day on which public announcement of the date of the 2024 annual meeting of stockholders is first made. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in the Company’s proxy statement. Any notice of a proxy access nomination must contain the information required by the Company’s bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in therein relating to the inclusion of stockholder nominees in the Company’s proxy materials.

The Company’s bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders’ meeting other than pursuant to the proxy access provisions of the Company’s bylaws or to bring proposals before an annual stockholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company as the address set forth above regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Company’s bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2024 annual meeting of stockholders other than pursuant to the Company bylaws’ proxy access provisions or Rule 14a-8 must provide the information set forth in the Company’s bylaws to the Secretary of the Company at the address set forth above no earlier than December 5, 2023. However, if the 2024 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2023 annual meeting of stockholders, then the information must be received within a reasonable time before the 2024 annual meeting of stockholders begins to enable the Company to print and mail its proxy materials.

In addition to satisfying the foregoing requirements under the Company's bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of nominees other than the Company's nominees to the Board of Directors at the 2024 annual meeting of stockholders must satisfy the requirements of Rule 14a-19 under the Exchange Act, including by providing notice and the information required thereunder no later than March 17, 2024. However, if the 2024 annual meeting of stockholders is held more than 30 days before or after the anniversary of the 2023 annual meeting of stockholders, then such notice and the information required thereunder must be received by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th day following the day on which we first publicly announce the date of the 2024 annual meeting of stockholders.

If a stockholder fails to meet these deadlines, we may exclude the nominations or proposal from inclusion in the Company’s proxy materials or for consideration at the 2024 annual meeting of stockholders.

ANNUAL REPORT

A copy of the 2022 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Christopher P. Tessitore, Secretary, National Retail Properties, Inc., 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

NATIONAL RETAIL PROPERTIES, INC.
450 SOUTH ORANGE AVENUE, SUITE 900
ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter the 16-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FURTHER STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by National Retail Properties, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter the 16-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to National Retail Properties, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08438-P86071

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL RETAIL PROPERTIES, INC.

The Board of Directors recommends you vote FOR the election of all of the following nominees:

		For	Against	Abstain
1a.	Pamela K. M. Beall	☐	☐	☐
1b.	Steven D. Cosler	☐	☐	☐
1c.	David M. Fick	☐	☐	☐
1d.	Edward J. Fritsch	☐	☐	☐
1e.	Elizabeth C. Gulacsy	☐	☐	☐
1f.	Kevin B. Habicht	☐	☐	☐
1g.	Betsy D. Holden	☐	☐	☐
1h.	Stephen A. Horn, Jr.	☐	☐	☐
1i.	Kamau O. Witherspoon	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 4 and 5 and 1 Year on proposal 3.

		1 Year	2 Years	3 Years	Abstain
3.	Non-binding advisory vote to approve the frequency of future non-binding advisory votes by stockholders on the compensation of our named executive officers.	☐	☐	☐	☐

		For	Against	Abstain
4.	Approval of an amendment to the Company's 2017 Performance Incentive Plan.	☐	☐	☐
5.	Ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the meeting and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

PROXY

NATIONAL RETAIL PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Horn, Jr., Kevin B. Habicht, and Christopher P. Tessitore, and any of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of common stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of National Retail Properties, Inc. (the “Meeting”) to be held on May 16, 2023, at 8:30 a.m. local time, at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801.

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is specified, the shares represented by this Proxy will be voted FOR each of Proposals I, II, IV and V and for every "1 YEAR" on the advisory vote on the frequency of future advisory votes by stockholders on the compensation of our named executive officers in Proposal III, contained herein. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF NATIONAL RETAIL PROPERTIES, INC.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

ANNEX A

NATIONAL RETAIL PROPERTIES, INC.

2017 PERFORMANCE INCENTIVE PLAN

1.
Purpose

The National Retail Properties, Inc. 2017 Performance Incentive Plan is intended to promote the best interests of the Corporation and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and stockholders.

2.
Definitions

As used in this Plan the following definitions shall apply:

A.
“Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.
B.
“Award” means any Option, Stock Award, Performance Unit, Restricted Stock Unit or Performance Award granted hereunder.
C.
“Board” means the Board of Directors of the Corporation.
D.
“Cause” means (i) in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Corporation or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement, or (ii) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement.
E.
“Change of Control” means (i) a “person” or “group” (which terms shall have the meaning they have when used in Section 13(d) of the Exchange Act) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, any corporation owned directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes (other than solely by reason of a repurchase of voting securities by the Corporation), the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Corporation’s then total outstanding voting securities; (ii) the Corporation consolidates with or merges with or into another corporation or partnership or conveys, transfers or leases, in any transaction or series of transactions, all or substantially all of its assets to any corporation or partnership, or any corporation or partnership consolidates with or merges with or into the Corporation, in any event pursuant to a transaction in which the outstanding voting stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting securities of the Corporation are changed into or exchanged for voting securities of the surviving corporation and (b) the persons who were the beneficial owners of the Corporation’s voting securities immediately prior to such transaction beneficially own immediately after such transaction fifty percent (50%) or more of the total outstanding voting power of the surviving corporation, or the Corporation is liquidated or dissolved or adopts a plan of liquidation or dissolution; or (iii) a change in the composition of the Board such that, during any twelve (12)-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least fifty percent (50%) of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.
F.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
G.
“Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of this Plan.
H.
“Common Stock” means the common stock, $0.01 par value per share, of the Corporation.
I.
“Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.
J.
“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be an Affiliate of the Corporation. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave.
K.
“Corporation” means National Retail Properties, Inc., a Maryland corporation.
L.
“Corresponding Stock Appreciation Right” means a Stock Appreciation Right that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the Stock Appreciation Right relates.
M.
“Deferred Shares” means an award pursuant to Section 7.D of this Plan of the right to receive shares of Common Stock at the end of a deferral period.
N.
“Director” means a member of the Board.
O.
“Disability” means that a Participant covered by a Corporation- or Affiliate-funded long-term disability insurance program has incurred a total disability under such insurance program and, for a Participant not covered by such an insurance program, means that such Participant has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code.
P.
“Eligible Person” means an employee of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan).
Q.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
R.
“Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i) If the Common Stock is traded on the New York Stock Exchange or is listed on a another national securities exchange or market, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or, if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

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S.
“Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.
T.
“Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.
U.
“Option” means any option to purchase shares of Common Stock granted under this Plan.
V.
“Other Stock-Based Award” means an award under Section 7.E. of this Plan.
W.
“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.
X.
“Participant” means an Eligible Person who is selected by the Committee to receive an Award and is party to an agreement setting forth the terms of the Award, as appropriate.
Y.
“Performance Agreement” means an agreement described in Section 8 of this Plan.
Z.
“Performance Award” means an award under Section 8.B. of this Plan.
AA.
“Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Performance Awards or, when so determined by the Committee, any other performance-based Stock Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, subsidiary, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured against historical performance, a group of peer companies, a financial market index or other acceptable and quantifiable indices. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Corporation’s or a business unit’s revenue, sales, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, net operating income, net earnings (either before or after one or more of the following: interest, taxes, depreciation, amortization, other non-cash expenses and non-recurring expenses), gross margin return on investment, increase in the Fair Market Value of the Common Stock (including but not limited to growth measures and total shareholder return), funds from operations, funds from operations per share, recurring or core funds from operations, adjusted funds from operations, gross or net operating profit, gross or net operating margin, occupancy levels, costs or expenses, debt leverage levels and coverage ratios (including interest and fixed charge), dividend payout ratios, net asset value, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value, expense targets, obtaining additional or retaining existing customer contracts or implementation or completion of projects (including acquisitions and financing transactions). The Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be pre-established in accordance with applicable regulations under Section 162(m) of the Code and the determination of attainment of such goals shall be made by the Committee. If the Committee determines that (i) a change in the business, operations, corporate structure or capital structure of the Corporation (including an event described in Section 9), or the manner in which the Corporation conducts its business (including, without limitation changes in items relating to accounting principle, financial activities, expenses for restructuring or productivity initiatives, other non-operating items, acquisitions, the business operations of any entity acquired by the Corporation during the Performance Period, the sale or disposition of a business or segment of a business, discontinued operations that do not qualify as a segment of a business under applicable accounting standards, any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period, any other items of significant income or expense which are determined to be appropriate adjustments, unusual or extraordinary corporate transactions, events or developments, amortization of acquired intangible assets, items that are outside the scope of the Corporation’s core, on-going business activities, acquired in-process research and development, changes in tax laws, major licensing or partnership arrangements, asset impairment charges, gains or losses for litigation, arbitration and contractual settlements, any other unusual or non-recurring events or change in applicable law, accounting principles or business conditions) or (ii) other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless the

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Committee determines that such modification will not result in loss of such qualification or the Committee determines that loss of such qualification is in the best interests of the Corporation.
BB.
“Performance Period” means a period of time established under Section 8 of this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Performance Award or Stock Award are to be achieved.
CC.
“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.
DD.
“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.
EE.
“Plan” means this National Retail Properties, Inc. 2017 Performance Incentive Plan, as amended from time to time.
FF.
“Restricted Stock Award” means an award of Common Stock under Section 7.B.
GG.
“Restricted Stock Unit” or “RSU” means a contractual right granted pursuant to Section 7.E. that is denominated in shares of Common Stock. Each RSU represents a right to receive the value of one share of Common Stock (or a percentage of such value) in cash, shares of Common Stock or a combination thereof.
HH.
“Section 409A” has the meaning under Section 7.D.
II.
“Securities Act” means the Securities Act of 1933, as amended, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
JJ.
“Stock Appreciation Right” means an award of a right of the Participant under Section 7.C to receive a payment or shares of Common Stock based on the increase in Fair Market Value of the shares of Common Stock covered by the award.
KK.
“Stock Award” means a Stock Bonus Award, Restricted Stock Award, Stock Appreciation Right, Deferred Shares, RSU, Other Stock-Based Award or Performance Shares.
LL.
“Stock Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.
MM.
“Stock Bonus Award” means an award of Common Stock under Section 7.A.
NN.
“Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.
OO.
“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.
PP.
“Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Parent or Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.
3.
Administration
A.
Delegation of Administration. The Board shall be the sole administrator of this Plan unless the Board delegates all or any portion of its authority to administer this Plan to a Committee. To the extent not prohibited by the charter or bylaws of the Corporation, the Board may delegate all or a portion of its authority to administer this Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable general corporation law of the jurisdiction of incorporation of the Corporation. The Committee shall consist solely of two (2) or more

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Directors who are (i) Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the market on which the Corporation’s shares are traded or the exchange on which the Corporation’s shares are listed, “independent” within the meaning of such rules; and (iii) at such times as an Award under this Plan by the Corporation is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.

To the extent not prohibited by the charter or bylaws of the Corporation and as permitted under the general corporation law of the jurisdiction of incorporation of the Corporation, the Committee, in its discretion, may delegate to one or more officers of the Corporation, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegates that were consistent with the terms of this Plan.

B.
Powers of the Committee. Subject to the provisions of this Plan, and in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee shall have the authority:
i.
To construe and interpret all provisions of this Plan and all Stock Option Agreements, Stock Award Agreements and Performance Agreements under this Plan.
ii.
To determine the Fair Market Value of a share of Common Stock.
iii.
To select the Eligible Persons to whom Awards are granted from time to time hereunder.
iv.
To determine the number of shares of Common Stock or units covered by an Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of this Plan, of each such Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in this Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to an Award. Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.
v.
To accelerate the time at which any Option or Stock Award may be exercised or settled, or the time at which a Stock Award or Common Stock issued under this Plan may become transferable or nonforfeitable; including in that the vesting schedule for any Awards may be accelerated in the event of a Change of Control or in the event of the Participant’s death or Disability.
vi.
To determine whether and under what circumstances an Option or Stock Award may be settled in cash, shares of Common Stock or other property instead of Common Stock.
vii.
To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award. Except as specifically permitted by this Plan, any Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant.
viii.
Notwithstanding Section 3.B(vii) or any other provision of the Plan to the contrary, the Committee shall not, without the approval of the stockholders of the Corporation, (a) reduce the exercise price of any previously granted Option or Stock Appreciation Right, (b) cancel any previously granted Option or Stock Appreciation Right in exchange for another Option or Stock Appreciation Right with a lower exercise price or (c) cancel any previously granted Option or Stock Appreciation Right in exchange for cash or another Award if the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of a Share on the date of such cancellation; provided, however, that stockholder approval shall not be required for adjustments made in

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connection with a capitalization event described in Section 9 in order to prevent enlargement, dilution or diminishment of the rights of holders of Options and Stock Appreciation Rights.
ix.
To prescribe the form of Stock Option Agreements, Stock Award Agreements and Performance Agreements; to adopt policies and procedures for the exercise of Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that a Committee of the Board (or its delegate) may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in this Plan.

4.
Eligibility
A.
Eligibility for Awards. Awards, other than Incentive Stock Options, may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.
B.
Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be eligible for registration on a Form S-8 Registration Statement because of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale.
C.
Substitution Awards. The Committee may make Awards and may grant Options under this Plan by assumption, in substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction. Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.
5.
Common Stock Subject to Plan
A.
Share Reserve and Limitations on Grants. Subject to adjustment as provided in Section 9 and except for substitute awards described in Section 4.C, the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed 1,800,000 shares of Common Stock. In addition, no Participant may receive under this Plan in any one calendar year (i) Options and Stock Appreciation Rights that relate to more than 500,000 shares of Common Stock, (ii) Performance Units that relate to more than 500,000 shares of Common Stock for each full or fractional year included in the Performance Period for the grant of Performance Units during such calendar year, (iii) Performance Units denominated in cash which could result in a payout to the Participant of more than $6,000,000, and (iv) Performance Awards which could result in a payout to the Participant of more than $6,000,000. No Director may receive in any one calendar year more than $500,000 in the aggregate in (x) Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the grant date) and (y) cash compensation (including, retainers and cash-based awards). The maximum number of shares available for issuance with respect to Incentive Stock Options shall be 1,000,000. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under this Plan and the number of shares subject to outstanding Awards as of such date.
B.
Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock (or shares subject to an unexercised Stock Appreciation Right) which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are forfeited to the Corporation or repurchased by the Corporation at the lower of Fair Market Value or the original purchase price of such shares, shall be returned to the share reserve for future grant under this Plan. All shares of Common Stock subject to Stock Appreciation Rights that are exercised and settled in shares of Common Stock and all shares of Common Stock that are withheld by the Corporation or tendered to the Corporation (by a Participant’s actual delivery or attestation) in satisfaction of the tax withholdings, exercise price or purchase price due with respect to a Stock Appreciation Right or

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Option shall not be returned to the share reserve for future grants under this Plan. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares of Common Stock that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. For avoidance of doubt, this Section 5.B shall not apply to any per Participant limit set forth in Section 5.A.
C.
Source of Shares. Common Stock issued under this Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.
6.
Options
A.
Award. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.
B.
Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:
(i)
The exercise price per share for Common Stock subject to a Nonqualified Stock Option, granted to any Participant, shall be determined by the Committee and shall be an amount that is not less than one hundred percent (100%) of the Fair Market Value on the date of grant.
(ii)
The exercise price per share for Common Stock subject to an Incentive Stock Option:
•
granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant; and
•
granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.
C.
Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.
D.
Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any Parent or Subsidiary) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.
E.
Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. If provided for in the Stock Option Agreement or permitted by the Committee, a Nonqualified Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any such transfer, the Option and any Corresponding Stock Appreciation Right that relates to such Option must be transferred to the same person or persons or entity or entities. The holder of a Nonqualified Stock Option transferred pursuant to this section

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shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
F.
Vesting and Termination of Continuous Service. Except as provided in a Stock Option Agreement, the following rules shall apply:
(i)
Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant’s termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.
(ii)
If the Participant’s termination of Continuous Service is for reason of death or Disability (other than a termination described in Section 6.F.(iv)), the right to exercise the Option (to the extent vested) will expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (a) one (1) year after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. Until the expiration date, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.
(iii)
If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a termination described in Section 6.F.(ii) or Section 6.F.(iv)), the right to exercise the Option (to the extent that it is vested) will expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (a) three (3) months after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a termination described in Section 6.F(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire, unless otherwise specified in the Stock Option Agreement, on the earlier of (x) one (1) year after the date of the Participant’s termination of Continuous Service or (y) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.
(iv)
If the Participant’s termination of Continuous Service is for Cause or is a termination for any reason at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire, unless otherwise specified in the Stock Option Agreement, as of the date of the Participant’s termination of Continuous Service.
G.
Exercise. An Option shall be exercised by completion, execution and delivery of notice (written or electronic) to the Corporation of the Option which states (i) the Option holder’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 10. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.H. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.
H.
Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Corporation. With the consent of the Committee, payment of all or part of the exercise price of an Option may also be

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made by surrender to the Corporation (or delivery to the Corporation of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Corporation or any other method acceptable to the Committee. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the aggregate exercise price of the shares of Common Stock for which the Option is being exercised.
I.
Buyout Provisions. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, shares of Common Stock or other property; provided, however, that the Committee shall make no offer to buy out any Option which would be prohibited by Section 3.B(viii). Any buyout offer shall be on such terms and conditions as the Committee shall determine.
J.
Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.
K.
Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two (2) years of the grant of an Option or (ii) within one (1) year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Option issued under this Plan be endorsed with a legend in substantially the following form:

The shares of Common Stock evidenced by this certificate may not be sold or transferred prior to ________, 20__, in the absence of a written statement from the Corporation to the effect that the Corporation is aware of the facts of such sale or transfer.

The blank contained in this legend shall be filled in with the date that is the later of (i) one (1) year and one (1) day after the date of the exercise of such Incentive Stock Option or (ii) two (2) years and one (1) day after the grant of such Incentive Stock Option.

7.
Stock Awards
A.
Stock Bonus Awards. Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant a Stock Bonus Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time, and the terms and conditions of separate Stock Bonus Awards need not be identical.
B.
Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant a Restricted Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical.
C.
Stock Appreciation Rights. Each Stock Award Agreement for Stock Appreciation Rights shall be in such form and shall contain such terms and conditions (including provisions relating to vesting, reacquisition of shares following termination and transferability) as the Committee shall deem appropriate. The terms and conditions of Stock Appreciation Rights may change from time to time, and the terms and conditions of separate Stock Appreciation Rights need not be identical:

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(i)
Each Stock Appreciation Right shall provide the Participant with the right to receive payment in cash or shares of Common Stock having a Fair Market Value, as designated in the Stock Award Agreement for such Stock Appreciation Rights, of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of grant of such award and the Fair Market Value of the Common Stock on the date of exercise of such Stock Appreciation Right. For the avoidance of doubt, the exercise price per share for each Stock Appreciation Right shall be determined by the Committee and shall be an amount that is not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the date the Stock Appreciation Right is granted.
(ii)
Each Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of a Stock Appreciation Right that would otherwise expire at a time when the Participant is not permitted by applicable law or Corporation policy to exercise such Stock Appreciation Right; and provided, further, that no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its grant date.
(iii)
Stock Appreciation Rights may be granted either alone or in tandem with other awards or as Corresponding Stock Appreciation Rights with Options under this Plan.
(iv)
If provided for in the Stock Appreciation Right or permitted by the Committee, a Stock Appreciation Right may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In the event of any transfer of a Corresponding Stock Appreciation Right, the related Option must be transferred to the same person or persons or entity or entities. The holder of a Stock Appreciation Right transferred pursuant to this section shall be bound by the same terms and conditions that governed the Stock Appreciation Right during the period that it was held by the Participant.
D.
Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(i)
Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future.
(ii)
Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.
(iii)
Each grant shall provide that the Deferred Shares covered thereby shall be subject to a deferral period, which shall be determined by the Committee; provided that, such deferral period or the method for determining the deferral period shall comply with Section 409A of the Code (“Section 409A”).
(iv)
During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.
(v)
Any grant of Deferred Shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. Deferred Shares shall be subject to such vesting provisions as the Committee shall determine.
(vi)
Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.
E.
Restricted Stock Units. Each Stock Award Agreement for an RSU shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem

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appropriate. The Committee may grant an RSU intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of the Stock Award Agreements for RSUs may change from time to time, and the terms and conditions of separate RSU need not be identical.
F.
Other Stock-Based Awards. The Committee may authorize grants of Other Stock-Based Awards that are based on the Common Stock and settled in shares of Common Stock. Other Stock Based Awards shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, dividend rights, deferral of shares, reacquisition of shares following termination and transferability of shares) as the Committee shall deem appropriate. The Committee may grant Other Stock-Based Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning such grant on attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units. The terms and conditions of Stock Award Agreements for other Stock-Based Awards may change from time to time, and the terms and conditions of separate other Stock-Based Awards need not be identical.
8.
Performance Shares, Performance Units and Performance Awards
A.
Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:
(i)
Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
(ii)
The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date established by the Committee and may be subject to earlier termination in the event of a Change of Control or similar transaction or event.
(iii)
Each grant shall specify the Performance Objectives that are to be achieved by the Participant during the Performance Period.
(iv)
Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
(v)
Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.
(vi)
Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the date of grant.
(vii)
A grant of Performance Shares or Performance Units may provide for the accrual of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock, provided that such dividends or other distribution equivalents will not be payable until the underlying Performance Shares or Performance Units vest, as applicable, and are earned and will only be payable to the extent so earned.
(viii)
If provided in the terms of the grant and subject to the requirements of Section 162(m) of the Code (in the case of Awards intended to qualify for exception therefrom), the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement in accordance with Section 2.AA if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the

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performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.
(ix)
Each grant shall be evidenced by an agreement (a “Performance Agreement”) that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.
B.
Performance Awards. The Committee may also authorize grants of Performance Awards in the form of a cash bonus, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine including, without limitation, the Performance Objectives, the Performance Period, the potential amount payable and the timing of payment. Notwithstanding the foregoing, any Performance Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be based upon objectively determinable Performance Objectives established in accordance with Section 2.AA.
9.
Changes in Capital Structure
A.
No Limitations of Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
B.
Changes in Capitalization. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, extraordinary dividend (whether payable in the form of cash or other property), the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and other Awards hereunder and (ii) the number and class of shares then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall, subject to compliance with Section 409A, be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.
C.
Merger, Consolidation or Asset Sale. Except as otherwise specified in the Option Agreement, Stock Award Agreement or Performance Agreement, in the event of a Change of Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards: (i) continuation or assumption of such outstanding Awards under this Plan by the Corporation (if it is the surviving corporation) or by the surviving corporation of its parent; (ii) substitution or replacement by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); (iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change of Control or other date thereafter designated by the Committee; (iv) in the case of a Performance Unit, Performance Share or Performance Award, determination of the level of attainment of the applicable performance condition(s); or (v) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (a) such payment shall be made in cash, securities, rights and/or other property; (b) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or Stock Appreciation Right, if the exercise price or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the Change of Control transaction, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefore; and (c) such payment shall be made promptly following such Change of Control or on a specified date or dates following such Change of Control; provided that the timing of such payment shall comply with Section 409A.

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D.
Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be required with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.
10.
Withholding of Taxes

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld up to but not in excess of the maximum statutory withholding rate requirements for supplemental income, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Award up to but not in excess of the maximum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option or Stock Award.

11.
Compliance with Law and Approval of Regulatory Bodies
A.
General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
B.
Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.
12.
General Provisions
A.
Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of this Plan.

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B.
Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.
C.
Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.
D.
Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
E.
Choice of Law. This Plan and all Stock Option Agreements, Stock Award Agreements and Performance Agreements entered into under this Plan shall be interpreted under the laws of the State of Maryland excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Maryland.
F.
Fractional Shares. The Corporation shall not be required to issue fractional shares pursuant to this Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.
G.
Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.
H.
Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Corporation and any successor entity.
I.
Cancellation or Clawback of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, (i) any Awards granted under this Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Corporation has in place from time to time, and (ii) the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Corporation policy or arrangement (and shall, to the extent required), cancel or require reimbursement of any Awards granted to the Participant or any shares of Common Stock issued or cash received upon vesting, exercise or settlement of any such Awards or sale of shares of Common Stock underlying such Awards.
J.
Section 409A. With respect to Awards subject to Section 409A, this Plan is intended to comply with the requirements of Section 409A, and the provisions of this Plan and any Stock Option Agreement, Stock Award Agreement or Performance Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in this Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A), and any amount hereunder is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six (6) months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated

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separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Plan or any Stock Option Agreement, Stock Award Agreement or Performance Agreement is not warranted or guaranteed, and in no event shall the Corporation be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A.
K.
Beneficiaries. A Participant may designate a beneficiary or change a previous beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
L.
Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
13.
Amendment and Termination

The Board may amend or terminate this Plan from time to time; provided, however, stockholder approval shall be required for any amendment (i) that increases the aggregate number of shares of Common Stock that may be issued under this Plan, except as contemplated by Section 5.A or 9.B; (ii) that changes, amends or modifies the class of employees eligible to receive Incentive Stock Options; (iii) that materially increases the benefits accruing under this Plan to Participants; (iv) that modifies the restrictions of Section 3.B(viii) to permit repricing or buyouts of Options or Stock Appreciation Rights; or (v) where stockholder approval is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Corporation shares are traded or exchange on which the Corporation shares are listed. Except as specifically permitted by this Plan or any Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

14.
Effective Date of Plan, Duration of Plan

This Plan shall be effective upon approval of this Plan by the stockholders of the Corporation, subject to its approval by the stockholders of the Corporation within twelve (12) months of adoption of this Plan by the Board. In the event that the stockholders of the Corporation shall not approve this Plan within such twelve (12) month period, this Plan shall terminate. Unless and until this Plan has been approved by the stockholders of the Corporation, no Option or Stock Award may be exercised, and no shares of Common Stock may be issued under this Plan. In the event that the stockholders of the Corporation shall not approve this Plan within such twelve (12) month period, this Plan and any previously granted Option or Stock Award shall terminate.

Unless previously terminated, this Plan will terminate ten (10) years after the date this Plan is approved by the stockholders, except that Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Awards terminate or are exercised.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer as of the date of adoption of this Plan by the Board of Directors.

NATIONAL RETAIL PROPERTIES, INC.

By: /s/ Julian E. Whitehurst
Name: Julian E. Whitehurst
Title: President and Chief Operating Officer

Date: February 14, 2017

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ANNEX A

AMENDMENT NO. 1
TO THE
NATIONAL RETAIL PROPERTIES, INC. 2017 PERFORMANCE INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE NATIONAL RETAIL PROPERTIES, INC. 2017 PERFORMANCE INCENTIVE PLAN (this “Amendment”), dated as of February 16, 2023, is made and adopted by National Retail Properties, Inc., a Maryland corporation (the “Corporation”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Corporation has adopted the National Retail Properties, Inc. 2017 Performance Incentive Plan (the “Plan”);

WHEREAS, the Corporation desires to amend the Plan to increase the number of shares of common stock reserved for issuance thereunder and certain other limits under the Plan; and

WHEREAS, pursuant to Section 13 of the Plan, the Plan may be amended by the Board of Directors of the Corporation, provided that stockholder approval is required for any amendment that increases the number of shares of the Corporation’s common stock that may be issued under the Plan, except as otherwise contemplated by the Plan.

NOW, THEREFORE, in consideration of the foregoing, the Corporation hereby amends the Plan as follows:

1.
Section 5.A. of the Plan is hereby deleted in its entirety and replaced with the following:

“A. Share Reserve and Limitations on Grants. Subject to adjustment as provided in Section 9 and except for substitute awards described in Section 4.C, the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed 4,800,000 shares of Common Stock. In addition, no Participant may receive under this Plan in any one calendar year (i) Options and Stock Appreciation Rights that relate to more than 500,000 shares of Common Stock, (ii) Performance Units that relate to more than 500,000 shares of Common Stock for each full or fractional year included in the Performance Period for the grant of Performance Units during such calendar year, (iii) Performance Units denominated in cash which could result in a payout to the Participant of more than $7,000,000, and (iv) Performance Awards which could result in a payout to the Participant of more than $7,000,000. No Director may receive in any one calendar year more than $700,000 in the aggregate in (x) Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the grant date) and (y) cash compensation (including, retainers and cash-based awards). The maximum number of shares available for issuance with respect to Incentive Stock Options shall be 1,000,000. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under this Plan and the number of shares subject to outstanding Awards as of such date.”

This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

To record the amendment of the Plan, National Retail Properties, Inc. has executed this document this 16th day of February, 2023.

NATIONAL RETAIL PROPERTIES, INC

By: /s/ Stephen A. Horn, Jr.

Name: Stephen A. Horn, Jr.

Title: President